As Filed with the Securities and Exchange Commission on August 12, 2004,
                         Commission File No. 333-117018

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC, 20549

                                  FORM SB-2/A-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 Nova Oil, Inc.
                                ---------------
                     (Name of small business in its charter)


            Nevada                           1311                 91-2028450
-------------------------------  ----------------------------  -----------------
(State or Other Jurisdiction of  (Primary Standard Industrial    (IRS Employer
         Organization                Classification Code)      Identification #)

                               17922 N. Hatch Rd.
                         Colbert, Washington 99005-9377
                                 (509) 466-0576
--------------------------------------------------------------------------------
        (Address and telephone number of principal executive offices and principal place of business)

                            Arthur P. Dammarell, Jr.
                               17922 N. Hatch Rd.
                         Colbert, Washington 99005-9377
                                 (509) 466-0576
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Charles A. Cleveland
                           Charles A. Cleveland, P.S.
                        Suite 304, 1212 North Washington
                         Spokane, Washington 99201-2401

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



             Title of Each                                                              Proposed Maximum
               Class of                        Dollar            Proposed Maximum           Offering         Amount of
              Securities                    Amount To Be          Offering Price             Price          Registration
           To Be Registered                  Registered          Per Share [1][2]                               Fee
---------------------------------------- ------------------- -------------------------- ----------------- -----------------
Common Stock, $0.001 par value             695,000 shares              $0.10                $69,500

Warrants to
Purchase Common Stock, no par value             -0-                     -0-                   $-0-

Common Stock, $0.001      [2]                  69,500                  $0.14                 $9,730

Total                                         764,500                                       $79,230            $15.85

[1] Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act"). Estimated solely for the purposes of calculating the registration fee. Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to Nova Oil, Inc. shareholders in a private placement memorandum. The price of $0.10 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board or the "Pink Sheets" at which time the shares may be sold at prevailing market prices or privately negotiated prices.

[2] The registration fee is based on the total amount of funds to be received upon exercise of the common stock purchase warrants (issued in various private placements undertaken by the Registrant) into shares of our common stock, which warrants have various exercise prices.

Pursuant to Rule 416, this Registration Statement also registers such indeterminate number of shares as may be issuable in connection with stock splits, stock dividends or similar transactions. It is not known how many of such shares of common stock will be purchased under this Registration Statement or at what price such shares will be purchased.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON THE DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                 NOVA OIL, INC.
                         764,500 SHARES OF COMMON STOCK

                          ($0.001 par value per share)

We are registering our common stock for resale by the selling stockholders identified in this prospectus and 69,500 shares of common stock issuable upon the exercise of warrants issued to certain of those shareholders. We will not receive any of the proceeds from the sale of shares by the selling stockholders, other than payment of the exercise price of the warrants. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.

The selling shareholders will sell at a price of $0.10 per share until our shares are quoted on the OTC Bulletin Board and then at prevailing market prices or privately negotiated prices.

Before this offering, there has been no public market for the common stock and our common stock is not currently traded on any exchange or quotation system.

Investing in our common stock involves a high degree of risk. See "Risk Factors," beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


The date of this Prospectus is _____________, 2004.

WE HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH ANY OFFERING OF THESE SHARES OF COMMON STOCK. THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITY OTHER THAN THESE SHARES OF COMMON STOCK AND IT IS NOT SOLICITING AN OFFER TO BUY ANY SECURITY OTHER THAN THESE SHARES OF COMMON STOCK. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SHARES OF COMMON STOCK TO ANY PERSON AND IT IS NOT SOLICITING AN OFFER FROM ANY PERSON TO BUY THESE SHARES OF COMMON STOCK IN ANY JURISDICTION WHERE THE OFFER OR SALE TO THAT PERSON IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ON ANY DATE AFTER THE DATE OF THIS PROSPECTUS, EVEN THOUGH THIS PROSPECTUS IS DELIVERED OR THESE SHARES OF COMMON STOCK ARE OFFERED OR SOLD ON A LATER DATE.

                                TABLE OF CONTENTS

WHERE YOU CAN FIND MORE INFORMATION                                            1

FORWARD-LOOKING STATEMENTS                                                     1

SUMMARY                                                                        1

SUMMARY FINANCIAL DATA                                                         2

RISK FACTORS                                                                   2

USE OF PROCEEDS                                                                8

PLAN OF DISTRIBUTION                                                           8

DETERMINATION OF OFFERING PRICE                                                9

SELLING SHAREHOLDERS                                                           9

OUR BUSINESS                                                                  11

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS                  13

OUR PROPERTY                                                                  17

DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS                            17

EXECUTIVE COMPENSATION                                                        18

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                20

DESCRIPTION OF SECURITIES                                                     20

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS                       23

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                23

LITIGATION                                                                    23

INDEMNIFICATION                                                               23

LEGAL MATTERS                                                                 24

EXPERTS                                                                       24

GLOSSARY OF CERTAIN TERMS                                                     24

CERTAIN UNITED STATES TAX CONSIDERATIONS FOR NON-UNITED STATES HOLDERS        25

FINANCIAL STATEMENTS                                                          25

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference room located 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of such public reference room. You may also request copies of such documents, upon payment of a duplicating fee, by writing to the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or obtain copies of such documents from the SEC's web site at http://www.sec.gov.

                           FORWARD LOOKING STATEMENTS

      The statements included in this Prospectus regarding future financial performance and results and the other statements that are not historical facts are forward-looking statements. You can identify forward-looking statements by terminology including "could," "may," "will," "should," "except," "plan," "expect," "project," "estimate," "predict," "anticipate," "believes", "intends", "future", "will likely result", "will continue", and the negative of these terms or other comparable terminology. Such statements are based upon our current expectations and involve a number of risks and uncertainties and should not be considered as guarantees of future performance. These statements include, without limitation, statements about our market opportunity, our growth strategy, competition, expected activities and future acquisitions and investments and the adequacy of our available cash resources. These statements may be found in the sections of this prospectus entitled "Prospectus Summary," "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." Investors are cautioned that matters subject to forward-looking statements involve risks and uncertainties, including economic, regulatory, competitive and other factors that may affect our business. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Readers are cautioned not to place undue reliance on these forward looking statements.

                                     SUMMARY

This summary provides an overview of selected information and does not contain all the information you should consider before investing in our securities. To fully understand this offering and its consequences to you, you should read the entire prospectus carefully, including the "Risks Factors" section and the remainder of the prospectus, before making an investment decision. In this prospectus we refer to Nova Oil, Inc. as "Nova Oil," "Company," "we," "our" and "us."

Nova Oil, Inc.

Nova Oil is a Nevada Company that was organized for the purpose of acquiring and developing crude oil and natural gas properties. We own interests in two oil wells in the state of Texas: the Smith Boswell #1 and the Steinbach Unit #1.

Since commencing operations in 2000, we have not generated any net income from our oil and gas operations, and we have funded our operations primarily through the private sale of equity securities or the exercise of stock options. We will need to raise additional funds in the future to continue our operations.

Our administrative office is located at 17922 N. Hatch Rd., Colbert, Washington 99005-9377, telephone number (509) 466-0576, and our FAX number is (509) 466-6931.

Our fiscal year end is December 31.

The Offering

The selling stockholders are offering for resale 695,000 shares of our common stock that they currently own. We will not be involved in the offer and sale of these shares other than registering such shares pursuant to this prospectus.

We agreed to register the 69,500 shares of common stock underlying the warrants issued to Public Securities, as a selling stockholder. An agreement with Public Securities provides that if we decide to file a registration statement, we must register for resale of all the warrants and shares of Public Securities. This prospectus is part of the registration statement filed to meet our obligations under the registration rights.

We are not listed for trading on any stock exchange or an automated quotation system.

                             SUMMARY FINANCIAL DATA


                                         FOR THE YEAR ENDED DECEMBER 31, 2003

Statement of Expenses Data:

Sales of Oil                                           $13,273
Operating Expenses                                     (30,872)
Interest Income                                            136

Net Loss                                               $17,463

                                                        AS OF
                                                  DECEMBER 31, 2003

Balance Sheet Data:

Total Assets                                           $ 84,127
Total Liabilities                                      $ 6,102
Stockholders Equity (deficit)                          $ 78,025


                                  RISK FACTORS

An investment in our shares being offered in this prospectus involves a high degree of risk. In deciding whether to purchase shares of our common stock, you should carefully consider the following risk factors, in addition to other information contained in this prospectus. This prospectus also contains forward-looking statements that involve risks and uncertainties, such as

     o   oil and natural gas prices and price volatility;

     o   amount of oil and natural gas production;

     o   costs of production;

     o   remediation, reclamation, and environmental costs;

     o   regulatory matters;

     o   cash flow;

     o   revenue calculations;

     o   the nature and availability of financing; and

     o   acquisition risks.

If any of the events or circumstances described in the following risks actually occurs, our business, financial condition, or results of operations could be materially adversely affected and the price of our common stock could decline.

Our acquisition efforts may be adversely affected by oil and/or natural gas price volatility causing us to cease our acquisition efforts.

 The success of our oil wells will be derived in part from the price of crude oil and natural gas. Crude oil and natural gas prices fluctuate widely and are affected by numerous factors including:

     o   expectations for inflation;

     o   speculative activities;

     o   relative exchange rate of the U.S. dollar;

     o   global and regional demand and production;

     o   political and economic conditions; and

     o   production costs in major producing regions.

These factors are beyond our control and are impossible for us to predict.

The following table discloses that the prices of West Texas/New Mexico Intermediate crude oil (per barrel) and natural gas (per thousand cubic feet) have risen from January through June 2002, 2003 and 2004.

           January - June 2002                      January - June 2003                     January - June 2004
           -------------------                      -------------------                     -------------------
       Crude Oil(1) Natural Gas(2)              Crude Oil(1) Natural Gas(2)             Crude Oil(1) Natural Gas(2)
       ---------------------------              ---------------------------             ---------------------------
       $16.5161              $2.50              $29.5161              $4.47             $30.8306              $5.53
        17.6071               2.19               32.3839               5.45              31.2328               5.15
        21.3306               2.40               29.9919               6.69              33.4919               4.97
        22.9500               2.94               25.0250               4.71              33.3583               5.20
        23.7903               2.94               24.8790               4.97              36.8065               NA
        22.4500               2.96               27,2333               5.35              34.8750               NA

(1) Source: Koch Supply & Trading, L.P.; www.ksandt.com/crude.asp
(2) Source: U.S. Energy Information Administration; http://tonto.eia.doe.gov/dnav/ng/hist/n9190us3M.htm

The above prices may likely decline in the future.

WE BELIEVE THAT THERE IS SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

We have never generated net income from our oil production operations and we have incurred significant net losses in each year since inception. Our accumulated deficit as of December 31, 2003 was $54,984. We expect to continue to incur substantial additional losses for the foreseeable future, and we may never become profitable. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to locate a profitable oil and natural gas property, our ability to generate positive net revenues and our ability to reduce our operating costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because our operating costs exceed revenue with our two existing oil wells. We cannot guarantee that our revenues will exceed operating expenses in the future. We also cannot guarantee that our future oil and gas acquisitions will result in a positive net revenue. Continued failure to generate revenues could cause us to go out of business.

Our financial statements for the year ended December 31, 2003, were audited by our independent certified public accountants, whose report includes an explanatory paragraph stating that the financial statements have been prepared assuming we will continue as a going concern and that we have incurred operating losses since inception that raise substantial doubt about our ability to continue as a going concern.

We believe that there is substantial doubt about our ability to continue as a going concern due to our total accumulated deficit of $54,984 as of December 31, 2003. Our plans for our continuation as a going concern include financing our operations through sales of unregistered common stock and the exercising of stock options by our officers, directors and originators. If we are not successful with our plans, investors could then lose all or a substantial portion of their investment.

WE MUST RAISE CAPITAL TO CONTINUE OUR OPERATIONS, AND IF WE FAIL TO OBTAIN THE CAPITAL NECESSARY TO FUND OUR OPERATIONS, WE WILL BE UNABLE TO CONTINUE OUR EXPLORATION EFFORTS AND MAY HAVE TO CEASE OPERATIONS.

At December 31, 2003, our cash and cash equivalents, were $56,557. We believe our cash and cash equivalents will be sufficient to meet our current operating and capital requirements for at least the next 12 months. However, we have based this estimate on assumptions that may prove to be wrong, and we cannot assure that estimates and assumptions will remain unchanged. For example, we are currently assuming that we will have undertaken further acquisition efforts over the next 12 months without any significant staff or other resources. To the extent we acquire additional oil and/or natural gas properties, we will need to raise additional capital to fund acquisition costs. For the year ended December 31, 2003 net cash used by operating activities was $10,431. Our future liquidity and capital requirements will depend on many factors, including timing, cost and progress of our acquisition efforts, our evaluation of, and decisions with respect to, our strategic alternatives, and costs associated with the regulatory approvals. If it turns out that we do not have enough money to complete our acquisition programs, we will try to raise additional funds from a public offering, another private placement or from the exercising of stock options by our officers, directors and originators. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money, and can't raise it, we will have to suspend or cease operations.

We believe that additional financing will be required in the future to fund our operations. We do not know whether additional financing will be available when needed or on acceptable terms, if at all. If we are unable to raise additional financing when necessary, we may have to delay our property acquisition efforts and be forced to cease operations.

WE MUST REPLACE OUR RESERVES AND IF WE CANNOT WE WILL HAVE TO CEASE OPERATIONS.

All of our oil properties contain developed oil reserves. Additional drilling will be necessary in future years both to maintain production levels and to define the extent and recoverability of existing reserves. Our present oil wells may not continue to produce at current or anticipated rates of production, development drilling may not be successful, production of oil and gas may not commence when expected, there may be unfavorable markets for oil and gas produced in the future or that prior production rates cannot be maintained. If we are unable to develop or produce reserves for continued production at current rates, you could lose all or a substantial portion of your investment.

THERE ARE MANY RISKS IN DRILLING OIL AND GAS WELLS

The cost of drilling, completing and operating wells is often uncertain. Moreover, drilling may be curtailed, delayed or canceled as a result of many factors, including title problems, weather conditions, shortages of or delays in delivery of equipment, as well as the financial instability of well operators, major working interest owners and well servicing companies. Our wells may be shut-in for lack of a market until a pipeline or gathering system with available capacity is extended into our area. Our oil wells may have production curtailed until production facilities and delivery arrangements are acquired or developed for them. The affect of one or more of the above factors can result in you losing all or a substantial portion of your investment.

OIL AND GAS PRODUCTION EQUIPMENT IS SUBJECT TO BREAKDOWN

Oil and gas production depends on machinery that may breakdown. Breakdowns require halting production while repairs are made. The combination of expense of repair and loss of revenue while repairs are being made can result in investors losing all or a substantial portion of their investment.

WE FACE INTENSE COMPETITION FROM OTHER NATURAL RESOURCE COMPANIES FOR THE ACQUISITION OF NEW PROPERTIES.

The oil and natural gas industry is highly competitive. We compete with others for property acquisitions and for opportunities to explore or to develop and produce oil and natural gas. We face strong competition from many companies and individuals with greater capital, financial resources and larger technical staffs. We face strong competition in procuring services from a limited pool of laborers, drilling service contractors and equipment vendors. If we are is unable to compete, you can lose all or a substantial portion of your investment.

WE ARE ONLY A NON-OPERATOR PARTICIPANT IN NATURAL RESOURCES PROPERTIES.

All decisions concerning oil and gas projects owned currently by us are made by D-MIL Production, Inc., of Argyle, Texas, and not us. We have an operating agreement with D-MIL Production ("D-MIL") under which D-MIL makes all decisions related to daily operation of the Smith-Boswell #1 and Steinbach Unit #1 wells. If D-MIL Production is, for whatever reason, unable to continue as operator of our wells, and if we are unable to secure the services of an operator for our wells over an extended period of time, there will be a decrease in the production and sale of oil and you will experience a substantial decline in the value of your investment.

WE MAY NOT CARRY SUFFICIENT INSURANCE

Our oil well operator maintains general liability insurance but it may not cover all future claims. If a large claim is successfully asserted against us, we might not be covered by insurance, or we might be covered but the claim may cause us to pay much higher insurance premiums or a large deductible or co-payment. Furthermore, regardless of the outcome, litigation involving our operations or even insurance companies disputing coverage could divert our attentions and energies away from operations. The nature of the oil and gas business involves a variety of operating hazards such as fires, explosions, cratering, blow-outs, adverse weather conditions, pollution and environmental risks, encountering formations with abnormal pressures, and, in horizontal wellbores, the increased risk of mechanical failure and collapsed holes, the occurrence of any of which could result in substantial losses to us.

OUR RESERVES ARE UNCERTAIN

Estimating our reserves involves many uncertainties, including factors beyond our control. There are uncertainties inherent in estimating quantities of proved oil and natural gas reserves since petroleum engineering is not an exact science. Estimates of commercially recoverable oil and gas reserves and of the future net cash flows from them are based upon a number of variable factors and assumptions including:

     o historical production from the properties compared with production from other producing properties;

     o   the effects of regulation by governmental agencies;

     o   future oil and gas prices; and

     o future operating costs, severance and excise taxes, abandonment costs, development costs and workover and remedial costs.

If our reserves become unexpectedly depleted we could suffer substantial losses and you could lose your investment

ENVIRONMENTAL RISKS

We are subject to laws and regulations that control the discharge of materials into the environment, require removal and cleanup in certain circumstances, require the proper handling and disposal of waste materials or otherwise relate to the protection of the environment. In operating and owning petroleum interests, we may be liable for damages and the costs of removing hydrocarbon spills for which it is held responsible. Laws relating to the protection of the environment have in many jurisdictions become more stringent in recent years and may, in certain circumstances, impose strict liability, rendering us liable for environmental damage without regard to negligence or fault on the part of us. Such laws and regulations may expose us to liability for the conduct of, or conditions caused by, others or for acts of us that were in compliance with all applicable law at the time such acts were performed. The application of these requirements or the adoption of new requirements could have a material adverse effect on our business.

INDEMNITIES MAY BE UNENFORCEABLE OR UNCOLLECTABLE

Our operating agreements with participants in a property provide for our indemnification as operator. Such indemnification may not be enforceable or a participant may not be financially able in all circumstances to comply with their indemnification obligations, or we may not be able to obtain such indemnification agreements in the future. The failure to obtain enforceable indemnification agreements or a participants inability to indemnify us, may cause us to assume all operating costs of a property. Such a result would cause us to become insolvent. Investors would lose all or a substantial portion of their investment.

WE MIGHT HAVE DEFECTIVE TITLES

The possibility exists that title to one or more of our properties may be lost due to an omission in the claim of title, such as unperfected and unrecorded liabilities, or assignments of interests. We do not maintain title insurance. If title to one or more of our properties is lost, we could cease operations and face possible legal action and our investors would lose a substantial value of their investment.

WE HAVE A LIMITED OPERATING HISTORY

We first acquired our working interests in producing oil wells in the 4th quarter of 2000. No additional wells have been acquired. Because of our limited operating history, we face a risk that future acquisitions and/or development of oil wells may be unsuccessful. Stockholders would then experience a substantial decline in the value of their investment.

OUR MANAGEMENT LACKS EXPERIENCE IN THE OIL AND GAS INDUSTRY

Our Management and the Board of Directors do not have prior experience in the oil and gas industry. They do have extensive work experience in geology, land acquisition, leasing properties for natural resource extraction (mining), and business management. The lack of experience in the oil and gas industry may impair our ability to evaluate and make decisions involving our current operations and any future projects we may undertake in the oil and gas industry. Such impairment may result in a decrease in the value of the stockholders' investment.

OUR OFFICERS CAN ONLY DEVOTE LIMITED TIME TO COMPANY OPERATIONS

Two of our 3 officers are self-employed. If two of our officers can not perform the duties and responsibilities necessary for our success and development, investors could experience a substantial decline in the value of their investment.

RISKS RELATED TO OUR BUSINESS

OUR EFFORTS TO ACQUIRE ADDITIONAL OIL AND GAS PROPERTIES MAY NOT BE SUCCESSFUL.

Natural resource exploration and acquisition, particularly for oil and natural gas, is highly speculative. It involves many risks and is often nonproductive. Even if we find valuable deposits, we may not be able to acquire them for a reasonable price.

If we are successful in acquiring additional oil and gas properties, operating expenses may rise unexpectedly, or prices may drop, resulting in the properties not being able to produce net revenue.

OUR OPERATIONS MAY BE ADVERSELY AFFECTED BY RISKS AND HAZARDS ASSOCIATED WITH THE OIL AND GAS INDUSTRY.

Our business is subject to a number of risks and hazards including:

     o   environmental hazards;

     o   political risks;

     o   industrial accidents;

     o   changing regulations; and

     o   equipment failure; and

     o   flooding due to inclement or hazardous weather conditions.

Such risks could result in:

     o   the halting of production;

     o   personal injury;

     o   environmental damage;

     o   delays in acquisition efforts;

     o   monetary losses; and

     o   legal liability.

It is possible that our general liability insurance is not sufficient to shield us from such risks. To the extent we are subject to environmental liabilities, we would have to pay for these liabilities. Moreover, in the event that we are unable to fully pay for the cost of remedying an environmental problem, we might be required to suspend operations or enter into other interim compliance measures.

WE FACE SUBSTANTIAL GOVERNMENTAL REGULATION AND ENVIRONMENTAL RISKS, WHICH COULD PREVENT US FROM OPERATING OUR PROPERTIES.

Our business is subject to extensive federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, drilling safety and other matters. New legislation and regulations may be adopted at any time that results in additional operating expense, capital expenditures or restrictions and delays in the drilling, production or development of our properties. Additional matters that are, or have been from time to time, subject to governmental regulation include land tenure, royalties, production rates, spacing, completion procedures, water injections, utilization, the maximum price at which products could be sold, energy taxes and the discharge of materials into the environment. We maintain no reserves for environmental costs. Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities. Texas law imposes a requirement of a $50,000 bond for our oil/gas wells. Currently any bond or permit costs are paid as part of our operating costs of our wells. If we continue to experience extraordinary operating expenses , we may not be able to continue to afford the financial assurances to continue operating our wells, due to noncompliance with environmental regulations.

RISKS RELATED TO OUR COMMON STOCK

WE MAY CONDUCT FURTHER OFFERINGS IN THE FUTURE IN WHICH CASE YOUR SHAREHOLDINGS WILL BE DILUTED.

We may conduct further equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders. The result of this would be a lessening of each present stockholder's relative percentage interest in our company. This condition is often referred to as "dilution".

THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES.

There is currently no public trading market for our common stock. Therefore, there is no central place, like a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. Therefore, you may not be able to resell your shares.

YOU MAY NOT BE ABLE TO SELL THE STOCK YOU PURCHASE IN THIS OFFERING ON TERMS YOU CONSIDER REASONABLE.

Quotations for our securities are not presently available on any listing or quotation service. As of the date of this prospectus we do not have a market maker and we have not submitted any material to the NASD to have our securities quoted on the OTCBB. The development of a public trading market depends upon the existence of willing buyers and sellers, the presence of which is not within our control or the control of any market maker. Even with a market maker, factors such as the limited size of the offering means that there can be no assurance of an active and liquid market for the common stock developing in the foreseeable future. Even if a market develops, there can be no assurance that a market will continue or that shareholders will be able to sell their shares at or above the price at which these shares are being offered to the public. Purchasers of common stock should carefully consider the limited liquidity of their investment in the shares being offered hereby.

OUR STOCK PRICE IS LIKELY TO BE VOLATILE AND COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS PURCHASING SHARES IN THIS OFFERING.

The stock market has experienced extreme volatility in recent years and may continue to do so in the future. We cannot be sure that an active public market for our stock will develop or if an active market should develop that it would continue after this offering. Investors may not be able to sell their stock at or above our initial public offering price, if at all. The price for our stock following this offering will be determined in the marketplace and may be influenced by many factors, including the following:

     o variations in our financial results or those of companies that are perceived to be similar to ours;

     o changes in earnings estimates by industry research analysts for our company or for similar companies in the same industry;

     o   investors or other market participants perceptions of us; and

     o   general or regional economic, industry and market conditions.

In the past, companies that have experienced volatility in the market price of their stock have been the objects of securities class action litigation. If we were the object of securities class action litigation, it could result in substantial costs and a diversion of our management's attention and resources and may therefore have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO OBTAIN OR MAINTAIN THE QUOTATION OF OUR COMMON STOCK ON THE NASDAQ BULLETIN BOARD, WHICH WOULD MAKE IT MORE DIFFICULT TO DISPOSE OF OUR COMMON STOCK.

We intend to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). Even if it is accepted for quotation, we cannot guarantee that it will always be available for OTCBB quotations. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock.

OUR STOCK PRICE IS LIKELY TO BE BELOW $5.00 PER SHARE AND TREATED AS A "PENNY STOCK" WHICH WILL PLACE RESTRICTIONS ON BROKER-DEALERS RECOMMENDING THE STOCK FOR PURCHASE.

Our common stock is defined as "penny stock" under the Securities Exchange Act of 1934, and its rules. The Securities and Exchange Commission (SEC) has adopted regulations that define "penny stock" to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

     o broker-dealers must deliver, prior to the transaction, a disclosure schedule prepared by the SEC relating to the penny stock market;

     o broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

     o   broker-dealers must disclose current quotations for the securities;

     o if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and

     o a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customers account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchasers written consent to the transaction prior to sale. If our common stock becomes subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock, if such trading market should occur. As a result, fewer broker-dealers are willing to make a market in our stock. You would then be unable to resell our shares.

OUR SIX LARGEST STOCKHOLDERS OWN THE CONTROLLING INTEREST IN THE COMPANY ALLOWING THEM TO DETERMINE OUR FUTURE DIRECTION.

Upon completion of this offering, our executive officers and directors, as well as major shareholders, will beneficially own, in the aggregate, approximately 66% of our outstanding common stock. In particular, affiliates of Nova Oil, Inc. will beneficially own approximately 42% of our outstanding common stock. Consequently, these individuals are in a position to control or influence the election of a majority of our directors and other matters subject to stockholder vote. Additionally, If they do decide to sell their stock into the market, their sales may cause the market price of the stock to drop.

                                 USE OF PROCEEDS

We will not receive any proceeds from the resale of the shares of common stock offered by the selling stockholders.

Upon exercise of all of warrants, the Company would receive proceeds of $9,730. The proceeds from the exercise of the warrants will be used for working capital.

We estimate we will spend approximately $20,466 in registering the offered shares.

                              PLAN OF DISTRIBUTION

We are registering on behalf of the selling stockholders 695,000 shares of our common stock which they own. We will also register 69,500 shares underlying warrants issued to Public Securities. No warrant solicitation fee will be paid. The selling stockholders may, from time to time, sell all or a portion of the shares of common stock in privately negotiated transactions or otherwise. Such sales will be offered at $0.10 per share unless and until the offering price is changed by subsequent amendment to this prospectus or our shares are quoted on the OTC Bulletin Board. If our shares become listed on the OTC Bulletin Board, selling stockholders may then sell their shares at prevailing market prices or privately negotiated prices.

The shares of common stock may be sold by the selling stockholders by one or more of the following methods, without limitation:

     o   on the over-the-counter market;

     o   to purchasers directly;

     o in ordinary brokerage transactions in which the broker solicits purchasers;

     o through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

     o through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

     o through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

     o through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

     o   in any combination of one or more of these methods; or

     o   in any other lawful manner.

None of our officers and directors will be registering any shares by this prospectus.

Brokers or dealers may receive commissions or discounts from the selling stockholders or, if any of the broker-dealers act as an agent for the purchaser of said shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholders to sell a specified number of the shares of common stock at a stipulated price per share. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares, commissions as described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Furthermore, selling stockholders are subject to Regulation M of the Exchange Act. Regulation M prohibits any activities that could artificially influence the market for our common stock during the period when shares are being sold pursuant to this prospectus. Consequently, selling stockholders, particularly those who are also our officers and directors, must refrain from directly or indirectly attempting to induce any person to bid for or purchase the common stock being offered with any information not contained in this prospectus. Regulation M also prohibits any bids or purchases made in order to stabilize the price of our common stock in connection with the stock offered pursuant to this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of our common stock in the course of hedging the positions they assume with such selling stockholder, including, without limitation, in connection with the distribution of our common stock by such broker-dealers or pursuant to exemption from such registration. A selling stockholder may also enter into option or other transactions with broker-dealers that involve the delivery of the common stock to the broker-dealers, who may then resell or otherwise transfer such common stock. A selling stockholder may also loan or pledge the common stock to a broker-dealer and the broker-dealer may sell the common stock so loaned or upon default may sell or otherwise transfer the pledged common stock.

We have not registered or qualified offers and sales of shares of the common stock under the laws of any country, other than the United States. To comply with certain states' securities laws, if applicable, the selling shareholders will offer and sell their shares of common stock in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the selling shareholders may not offer or sell shares of common stock unless we have registered or qualified such shares for sale in such states or we have complied with an available exemption from registration or qualification.

All expenses of the registration statement are estimated to be $20,466 including but not limited to, legal, accounting, printing and mailing fees are and will be paid by us. We have agreed to pay costs of registering the selling stockholders' shares in this prospectus. However, any selling costs or brokerage commissions incurred by each selling stockholder relating to the sale of his/her shares will be paid by the selling stockholder.

Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

                         DETERMINATION OF OFFERING PRICE

There has not been any public market for our stock. The Selling Shareholders are expected to sell their stock at $0.10 per share, until our shares are quoted on the "Pink Sheets" or OTC Bulletin Board. The Selling Shareholders can then sell their shares at market prices. The only factor considered in the initial $0.10 per share price was based on the price paid in a prior private offering.

                              SELLING SHAREHOLDERS

SECURITIES PURCHASE AGREEMENTS

As of October 26, 2003 through February 26, 2004, we entered into securities purchase agreements with: Stephen W. Baker, Philip J. Carstens, Howard Crosby, James C. Czirr, I. Mavella Dammarell, Stanton Dodd, Cheryl M. Dunne, Terrence J. Dunne, Jr., David & Jama Fox, William J. & Linda C. Fredericks, Dennis Geasan & Susan Luescher, B. Leslie Halligan, Smith F. Hogsett, Kenneth D. Hrycenko, Gregory M. & Jeanah J. Jens Jtwros, Joe P. Mazzie, Daniel R. McKinney, Sr., Janet Zwight McNeice, James McQuade, Robert W. O'Brien, Bruce R. & Karen L. Otto Jtwros, Joel J. Prischke, John E. Richards, Nathaniel J. Robinson, Jason B. Sykes, Brandon A. Tutmarc, Cary M. Tutmarc, Elizabeth A. Tutmarc, Foster Wilson, and William M. Wirth, for the purchase of an aggregate of $69,500 of our common stock. The shares of our common stock were purchased at a price of $0.10 per share.

Public Securities, Inc. acted as placement agent in connection with the October 26, 2003 through February 26, 2004, securities purchase agreements. Public Securities, Inc. introduced us to the selling security holders and assisted us with structuring the securities purchase agreements. As consideration for Public Securities, Inc.`s services as placement agent in connection with these securities purchase agreements, we paid $8,623 or 12.41% of the gross proceeds, to Public Securities, Inc., and issued them warrants to purchase up to 69,500 shares of our common stock, exercisable at a price of $0.14 per share for a term of 5 years, commencing 1 year from the termination of the Offering.

SELLING STOCKHOLDERS

Set forth below is a list of all stockholders who may sell shares pursuant to this prospectus. The number of shares column represents the number of shares owned by the selling stockholder prior to the offering. The "Common Shares Beneficially Owned Following the Offering" column assumes all shares registered hereby are resold by the selling stockholder. The selling security holders identified in the following table are offering for sale 695,000 shares of common stock, and 69,500 shares of common stock upon exercise of the warrants.

None of these shares are being offered by directors, officers or principal stockholders of the Company. We are registering the warrants and common stock issued to Public Securities.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

---------------------------------------------------- ----------------------------- --------------- -----------------------------
                                                             Common Stock            Number of
                                                          Owned Beneficially           Common       Common Shares Beneficially
Name of Shareholder                                       Prior to Offering        Shares Offered             Owned
                                                                                       Hereby         Following the Offering
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
                                                       No. of Shares        %                        No. of Shares        %
                                                           Owned                                         Owned
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Stephen W. Baker                                        20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Philip J. Carstens                                      40,000            0.70         40,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Howard Crosby                                           10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
James C. Czirr                                          10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
I. Mavella Dammarell[1]                                 10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Stanton Dodd                                            10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------


                                       9

---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Cheryl M. Dunne[2]                                      15,000            0.26         15,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Terrence J. Dunne, Jr.[3]                               15,000            0.26         15,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
David & Jama Fox                                        40,000            0.70         40,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
William J. & Linda C. Fredericks[4]                     20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Dennis Geasan & Susan Luescher                          15,000            0.26         15,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
B. Leslie Halligan                                      10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Smith F. Hogsett                                        10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Kenneth D. Hrycenko                                     20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Gregory M. Jens & Jeanah J. Jens, Jtwros                20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Joe P. Mazzie                                           10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Daniel R. McKinney, Sr.                                 60,000            1.05         60,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Janet Zwight Mcneice                                   100,000            1.74        100,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
James Mcquade                                           50,000            0.87         50,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Robert W. O'Brien                                       20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Bruce R. & Karen L. Otto, Jtwros                        20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------



























                                       10

---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Joel J. Prischke                                        20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
John E. Richards                                        50,000            0.87         50,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Nathaniel J. Robinson                                   10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Jason B. Sykes                                          20,000            0.35         20,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Brandon A. Tutmarc                                      10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Cary M. Tutmarc                                         30,000            0.52         30,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Elizabeth A. Tutmarc                                    10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
Foster Wilson                                           10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
William M. Wirth                                        10,000            0.17         10,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------
TOTAL                                                  695,000           13.17        695,000              0              0
---------------------------------------------------- ------------------ ---------- --------------- ------------------ ----------

[1] I. Mavella Dammarell is the mother of Arthur P. Dammarell, Jr., our Treasurer, a Director and Principal Financial Officer.

[2] Cheryl M. Dunne is the adult daughter of Carol A. Dunne, who is one of our principal shareholders.

[3] Terrence J. Dunne, Jr. is the adult son of Carol A. Dunne, who is one of our principal shareholders.

[4] William J. Fredericks is a bother of Paul E. Fredericks, who is our President, a Director and Principal Executive Officer.

As of May 31, 2004, the number of shares of Common Stock that can be sold by officers, directors, principal shareholders, and others pursuant to Rule 144 is 5,040,000.

Shares purchased in this offering, which will be immediately re-saleable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.

As of May 31, 2004, we had 5,735,000 shares of our common stock outstanding, which shares were held by approximately 47 shareholders of record.

None of our officers and directors are acting as Selling Shareholders.


                                  OUR BUSINESS
BUSINESS

We were incorporated February 25, 2000 under the laws of the State of Nevada.

Our principal business at this time is the acquisition, either alone or with others, of interests in developed, producing crude oil and natural gas leases. We presently own oil interests in the state of Texas.

Our principal office is located at 17922 North Hatch Rd, Colbert, Washington 99005-9377.

OPERATIONS AND POLICIES

Our long-term goal is the continued acquisition and development of producing oil and gas properties. Current world events and our lack of liquidity may severely limit our ability to further expand our oil and gas holdings in 2004. Our near term focus is the continued operations of our working-interests in our current oil producing properties.

The acquisition, development, production and sale of oil and gas acreage are subject to many factors outside our control. These factors include worldwide and domestic economic conditions; proximity to pipelines; existing oil and gas sales contracts on properties being evaluated; the supply and price of oil and gas as well as other energy forms; the regulation of prices, production, transportation and marketing by federal and state governmental authorities; and the availability of, and interest rates charged on, borrowed funds.

In attempting to acquire oil and gas leases, we will be at a competitive disadvantage since we must compete with many companies and individuals having greater capital and financial resources and larger technical staffs.

Our operations are subject to various provisions of federal, state and local laws regarding environmental matters. The impact of these environmental laws on us may necessitate significant capital outlays, which may materially affect our earnings potential of our oil and gas business in particular, and could cause material changes in the industry in general. We strongly encourage the operators of our oil and gas wells to do periodic environmental assessments of potential liabilities. To date, the existence of environmental laws has not materially hindered nor adversely affected us. We believe we have conducted our business in substantial compliance with all applicable environmental laws and regulations.

HISTORICAL CORPORATE DEVELOPMENT

On December 7, 2000, we purchased, in the amount of $29,700, certain interests in oil and gas properties in the state of Texas. Our oil and gas properties consist of working interests in two oil and gas wells (the "Smith Boswell #1" and the "Steinbach Unit #1"). The Smith Boswell #1 is a 43.73 acre unit and the Steinbach Unit #1 is a 40.32 acre unit, which are both located in the Ruth Mackey Survey, Abstract 47, Bastrop County, Texas. Each of our working interests grants us a 49.5% working interest, or a 38.61% net revenue interest after underlying royalty payments, in the oil and gas produced and marketed from each well.

OIL AND GAS INTERESTS

The following table describes our leasehold interests in developed oil acreage at May 31, 2004, all of which are located in the state of Texas:

                                          TOTAL DEVELOPED ACREAGE [1] [2]

         STATE OF TEXAS                   GROSS                  NET
         --------------                   -----                  ---
         Smith-Boswell #1                 43.7342                21.6484
         Steinbach Unit #1                40.3200                19.9584
                                          -------                -------

                    TOTAL:                84.0542                41.6068

[1] Gross acres are the total acreage involved in a single lease or group of leases. Net acres represent the number of acres attributable to an owner's proportionate working interest in a lease (e.g., a 50% working interest in a lease covering 320 acres is equivalent to 160 net acres).

[2] The acreage figures are stated on the basis of applicable state oil and gas spacing regulations.

Purchase of Oil and Gas Properties/Material Terms of Operating Agreements

We paid $29,700 for a 49.5 percent (gross) working interest in each of two producing oil wells, namely, the Smith-Boswell #1 and the Steinbach Unit #1. The net revenue interest relative to the working interest is 38.61 percent for each well.

Material terms of the operating agreement related to our working interest assignments to the Smith-Boswell #1 and the Steinbach Unit #1, include and are subject to all costs of drilling, completing and producing operations as well as all other costs, and to be subject to our proportionate part of all ad valorem, production, severance and other similar taxes. We do not participate or engage in the normal day-to-day management and operation of the Smith-Boswell #1 and the Steinbach Unit #1. Upon the occurrence of certain material events, such as a workover of either or both wells, we require full disclosure and consultation between the operator (D-MIL Production, Inc.), prior to any such workover being done.

DRILLING ACTIVITIES

We do not participate in any drilling activities or farmout agreements. Under a farmout agreement, outside parties undertake exploration activities using prospects owned by us. This would enable us to participate in exploration prospects without incurring additional capital costs, although with a substantially reduced ownership interest in each prospect.

OIL AND GAS PRODUCTION, PRICES AND COSTS

As of May 31, 2004, we had a 49.5 percent working interest in two wells that produce oil, only. The Smith-Boswell #1 well and the Steinbach Unit #1 well both pump oil into onsite oil stock tanks. Oil is periodically drained from the tanks by the purchaser and transported by tank truck to a holding facility for processing.

D-MIL Production, Inc. is responsible for the day-to-day management and operation of the Smith-Boswell #1 and the Steinbach Unit #1. D-MIL Production is an independent crude oil and natural gas producer/operator with its offices located in Argyle, Texas.

For information concerning our oil and gas production, estimated oil and gas reserves, and estimated future cash inflows relating to oil and gas reserves, see Notes 8 and 9 to the December 31, 2003 financial statements. The reserve estimates for the reporting year were prepared by D-MIL Production, Inc. Estimates, provided by D-MIL Production, are based on historic production data utilizing percent decline in the production curves through time. D-MIL Production has found through experience that percent decline analysis using historical data is a reliable method for estimating reserves of such stripper wells in mature oil fields. Management believes, based upon D-MIL Production's experience, that the percent decline analysis using historical data is a reliable method.

We did not file any oil and gas reserve estimates with any federal authority or agency during its fiscal years ended December 31, 2003 and 2002.

CUSTOMERS

During the year ended December 31, 2003, we had one customer, Genesis Crude Oil LP. Sales to Genesis Crude Oil LP accounted for 100% of our oil sales in 2003. We believe that, due to the commodity nature of our product, if we were not able to make sales to our current customer, other customers would be available.

We have no formal or informal relationship with any customer and we have not engaged in any implied or expressed contractual agreements with any entity.

REVENUE RECOGNITION

We recognize revenue associated with the sale of our crude oil on the date when the purchaser accepts title by taking physical delivery of the oil. The commodity price paid for our crude oil, West Texas/New Mexico Intermediate, is set by Koch's daily average (www.ksandt.com/crude.asp) for the calendar month immediately prior to the month that the purchaser takes delivery.

OFFICE FACILITIES

Our executive offices are currently located at 17922 North Hatch Road, Colbert, Washington 99005-9377, in an area comprised of approximately 100 square feet. The space is provided at no cost to us and any resulting rent expense if the space were rented to us would be immaterial. The real property is owned by Arthur P. Dammarell, Jr., our treasurer and a director. We consider the facilities adequate for current purposes.

EMPLOYEES

We have no paid employees. None of our executive officers are employed by us. Management services are provided on an "as needed" basis without compensation. We have no oral or written contracts for services with any member of management.


           MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis explains the major factors affecting our results of operations for the years ended December 31, 2003 and 2002. The following discussion of our financial condition and results of operations should be read along with the financial statements and notes to the financial statements included elsewhere in this prospectus.

For the past two years, there have been no changes of or disagreements with our accountants.

Our principal business at this time is the acquisition of interests in developed, producing oil and gas leases. We currently own oil interests in the state of Texas. We have not yet realized a profit from the operations of our wells.

In 2003, we determined that we needed to raise working capital for 2004. To this end, we initiated a private placement offering for our common stock in the fourth quarter of 2003. The offering began on September 10, 2003 and was terminated on February 27, 2004, generating gross proceeds of $69,500. We will use the net proceeds realized from this offering for working capital.


RESULTS OF OPERATIONS -YEARS ENDED DECEMBER 31, 2003 AND 2002

We reported a net loss of $17,463 for the year ended December 31, 2003, compared to a net loss of $20,668 reported for the year ended December 31, 2002. The decrease in the net loss during 2003 was primarily due to higher crude oil prices from operations and lower general and administrative expenses incurred in connection with our audit of our financial statements and filings with the Securities and Exchange Commission. Our oil sales for the year ended December 31, 2003, were $13,273, and were generated from sales of 583 barrels of oil at an average sales price of $22.77 per barrel. During 2002,we had sales of $12,318 generated from the sale of 570 barrels of oil at an average sale price of $21.61 per barrel.

Our direct oil production expenses during the year ended December 31, 2003, were $14,098 or $24.18 per barrel of oil sold, compared to $10,702 or $18.78 per barrel sold during the year ended December 31, 2002. Our direct oil production expenses increased by an average of 28.75% (percent) per barrel of oil produced during 2003, as compared to our production costs during 2002. Significant events in 2003 that affected our direct oil production expenses included unanticipated and periodic repairs to well pumps, rods, and down-hole casings in the Smith-Boswell Unit #1 well.

Our amortization expenses during the year ended December 31, 2003, were $1,877 or $3.22 per barrel of oil sold, compared to $1,835 or $3.22 per barrel sold during the year ended December 31, 2002.

Our combined direct oil production and amortization expenses during the year ended December 31, 2003, were $15,975 or $27.40 per barrel of oil sold, compared to $12,537 or $22.00 per barrel sold during the year ended December 31, 2002.

General and administrative expenses of $14,897 were incurred during 2003, and related principally to general administrative costs, such as telephone, postage, photocopying, and annual licensing and filing fees. General administrative expenditures of a substantial nature included independent auditor's review fees (on a quarterly basis), legal fees related to the preparation and filing of a Regulation D-506 Private Placement Memorandum, EDGARizing and filing of Securities & Exchange Commission Form(s) 10-KSB and 10-KSB/A1 for year ended December 31, 2002, 10-KSB/A2 for year ended December 31, 2001 (1st and 2nd quarters), and quarterly 10-QSB's (1st, 2nd & 3rd quarters). During 2002, our general and administrative expenses consisted of $20,674, and related principally to costs associated with our preparation and filing of SEC required reports, and the review, preparation, and filing of responses to SEC staff comments related to prior filings of Form 10-SB registration statement with the Securities and Exchange Commission.

Interest income for the year ended December 31, 2003, was $136 and was comparable to $225 of interest income for the year ended December 31, 2002. During both periods interest income was generated from interest bearing cash investment accounts. The decrease was due to a corresponding decrease in interest bearing cash assets.

Our Board of Directors is very concerned about the frequency of unexpected breakdowns and repairs of Nova Oil Inc.'s two oil wells. During the year ended December 31, 2003, our costs for ordinary oil well production expenses were $7,472, and costs for unexpected repairs to our oil wells were $6,626, for a total expenditure of $14,098. Total revenue received from the sale of oil produced during this period was $13,273. This resulted in a gross loss of $825 for the year ended December 31, 2003. We gathered information to determine if these repairs are unique occurrences, or if these types of repairs should be expected with wells of this age and production history. We contacted D-MIL Production, Inc., to get information about our wells and similar wells. This information will be used to make a knowledge-based assessment regarding our continued investment in these wells.

Upon   reviewing  the  data,  we  realized  that  these  major   breakdowns  and
accompanying extraordinary expenditures occur about every 10 months. As a result, we revised our estimated costs for ordinary oil well production to include major repairs on a regular basis. We now use $15,500 as an estimate of annual production costs for our wells for budgeting purposes and other related forward-looking financial calculations.

LIQUIDITY AND CAPITAL RESOURCES

Our continued existence and plans for future growth depend on our ability to obtain the capital necessary to operate, through the generation of revenue and the issuance of additional debt or equity. We will need to raise additional capital to fund normal operating costs and exploration efforts. If we are not able to generate sufficient revenues and cash flows or obtain additional or alternative funding, we will be unable to continue as a going concern. As disclosed in the report of independent auditors on our financial statements provided elsewhere in this prospectus, our recurring losses and negative cash flow from operations raise substantial doubt about our ability to continue as a going concern.

FOR THE YEAR ENDED DECEMBER 31, 2003

We anticipate that revenue derived from our operations and sale of common stock completed in the first quarter of 2004, should provide sufficient operating capital for the upcoming twelve months. Commitments of expenditures for fiscal year 2004 include expenses related to the operating of our oil wells and general administrative costs, such as telephone, postage, photocopying, and annual licensing and filing fees, all of which are expected to occur throughout the fiscal year. We estimated oil production operating costs have increased from previous years to reflect the frequency of extraordinary expenditures related to major breakdowns. Our general administrative expenditures of a substantial nature include: independent auditor's review fees (on a quarterly basis), legal fees, EDGARizing and filing of Securities & Exchange Commission Form 10-KSB for year ended December 31, 2003, quarterly Form 10-QSB's, and shareholder proxy statement.

We currently estimate fiscal year 2004 cash inflows from oil sales, interest earned from interest bearing accounts, and sale of common stock to equal $44,279, and cash outflows from operating expenditures to be $77,653, which will result in a projected net cash inflow/outflow operating loss of $33,374 at the end of the fiscal year, as shown in the following table. Our cash inflow estimate for fiscal year 2004 does not take into consideration any income that was generated from our stock sales during the fourth quarter of 2003. No expenditures for capital projects have been budgeted for fiscal year 2004.

              Cash Inflows and Outflows & Timing of Work Scheduled
                                Fiscal Year 2004
                                   (Estimated)

                                                   2004       1stQtr       2ndQtr       3rdQtr       4thQtr
                                                             (Actual)     (Actual)
Cash Inflows (estimated)
    Sale of oil                                 $ 16,377     $  4,049     $  4,139     $  4,095     $  4,094
    Proceeds from private cement offering         27,500       27,500            0            0            0
    Interest income                                  402          127          115          110           60
                                                --------     --------     --------     --------     --------
Total :                                         $ 44,279     $ 31,676     $  4,254     $  4,195     $  4,154


Cash Outflows (estimated)
 Capital expenditures (Projects)                       0            0            0            0            0

 Operating expenses
    Oil production expenses                     $ 15,500     $  2,056     $  2,185     $  5,630     $  5,629
    General & administrative expenses (G&A)
        Printing & copying                           900            4          423          237          237
        Postage                                      791           25          568          100          100
        Telephone & fax                              350           51           78          111          110
        Office supplies                              317           26          191           50           50
        Accounting & auditing                     16,200        8,052        2,435        2,857        2,856
        Legal fees                                12,500            0        6,500        4,000        2,000
        Consulting services fees                  10,000            0            0            0       10,000
        Underwriter - sales commission             6,950            0        9,950            0            0
        Underwriter - accountable                    695            0          283            0            0
        Underwriter - nonaccountable               1,390            0        1,390            0            0
        Transfer agent fees                        2,000           20          500          738          737
        Taxes and licensing fees                     100            0            0            0          100
        Bank fees                                    111           24           39           24           24
        Registered agent - Texas                     149          149            0            0            0
        Registered agent - Nevada                    135          135            0            0            0
        Nevada Secretary of State                    175          175            0            0            0
        SEC filings - EDGAR                        9,500          136          696        4,334        4,334
        Stock quotation service                      300            0            0          300            0
                                                --------     --------     --------     --------     --------
Total operating expenses (estimated):           $ 77,653     $ 10,850     $ 22,238     $ 18,381     $ 26,176

                                                --------     --------     --------     --------     --------
Net cash inflows (outflows) (estimated):        $(33,374)    $ 20,818     $(17,984)    $(14,186)    $(22,022)


Our total assets at December 31, 2003 were $84,127, stockholders' equity was $78,025 and the accumulated deficit was $54,984. During 2003, $55,509 was generated from financing activities. No cash was used or provided by investing activities.

Our total cash used by operating activities for the year ended December 31, 2003 was $10,431 compared to cash used in operating activities of $30,424 during the year ended December 31, 2002.

As of December 31, 2003, we had $54,667 in working capital, current assets of $60,769 and current liabilities of $6,102.

During fiscal year 2002, we reviewed our financial condition. It was our consensus that it would be prudent to raise additional working capital for fiscal year 2003. To accommodate for the longer-term capital needs, we granted stock Options for the purchase of 960,000 shares to six of our originators., with an exercise price of $0.05 per share. The options could not be exercised until May 25, 2003. Two of our directors and two shareholders exercised options for 640,000 shares of common stock in the second and third quarters of 2003. The $32,000 in proceeds generated from the issuance of these shares enabled us to meet our operating obligations for the remainder of 2003.

Our private placement offering, initiated in the third quarter of 2003 and terminated in February 2004, resulted in thirty new shareholders investing $69,500 upon purchasing 695,000 shares of our common stock.

SIGNIFICANT EVENTS AFFECTING LIQUIDITY

From January 1, 2002 through September 30, 2003, our costs for ordinary oil well production expenses were $13,673, and costs for unexpected repairs to our oil wells were $19,523, for a total expenditure of $33,196. Total revenue received from the sale of oil produced during this period was $22,119. This resulted in a net operating loss of $11,078 for the period January 1, 2002 through September 30, 2003. We are very concerned about the cost of these unexpected repairs and we are actively gathering information to determine if these repairs are unique occurrences, or if these type of repairs should be expected with wells of this age and production history. We have contacted D-MIL Production, Inc., to gather information about our wells and similar wells. We will continued to monitor the repairs to our wells to make a knowledge-based assessment regarding our continued investment in these wells.

CAPITAL RESOURCES

Our primary source of capital resources come from sales of unregistered common stock to private investors. We are of the view that conventional banking is unavailable to resource companies such as us. In December 2002, we were informed by Washington Trust Bank, our banking institution, that we are not eligible to receive a commercial business loan or line of credit because we do not meet generally accepted asset, liquidity and capitalization levels. Our access to capital is always dependent upon general financial market conditions, especially those which pertain to venture capital situations such as oil and gas exploration companies.

Due to our current financial condition, we have not identified any additional petroleum interests for acquisition and we are not negotiating with any entity for the acquisition of such interests.

We have no agreements with management, investors, shareholders or anyone else respecting additional financing at this time, other than the Options granted in 2002. Because of the nature of our business, there are no trends in the nature of our capital resources which could be considered predictable. To date, our capital resources have consisted primarily of the issuance of common shares pursuant to private placements and the exercise of stock options by our officers, directors and originators.

We have determined that because of our working capital deficiency, significant operating losses and lack of liquidity, there is doubt about our ability to continue in existence unless additional working capital is obtained.

We have incurred operating losses since its inception (February 25, 2000), which raises substantial doubt about our ability to continue as a going concern. We believe that current cash reserves and projected revenues will provide sufficient working capital for most of 2004.

In the event we are unable to access the capital markets through private placements, we may become illiquid by the end of 2004 or early 2005. Consequently such trends or conditions could have a material adverse effect on our financial position, future results of operations, or liquidity.

We have not undertaken any reorganization of the Company.



New Accounting Pronouncements

In April 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Statements No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections." This statement culminates the current requirements that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classifications. In addition, SFAS No. 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sales-leaseback accounting rules. The statement also contains other nonsubstantive corrections to authoritative accounting literature. The rescission of SFAS No. 4 is effective in fiscal years beginning after May 15, 2002. The amendment and technical corrections of SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No. 145 are effective for financial statements issued on or after May 15, 2002. SFAS No. 145 has no impact on the Company's financial statements.

In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue No. 94-3. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value.
Accordingly SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. SFAS No. 146 has no impact on the Company's financial statements at this time.

In August 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes acquisitions of financial institutions from the scope of SFAS No. 72 and FASB Interpretation No. 9, and requires that those transactions be accounted for in accordance with SFAS No. 141 and SFAS No. 142. In addition, SFAS No. 147 amends SFAS No. 144, to include in its scope long-term customer-relationship intangible assets of financial institutions. The provisions of SFAS No. 147 are generally effective October 1, 2002. SFAS No. 147 has no impact on the Company's financial statements.

In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." SFAS No. 147 has no impact on the Company's financial statements.

In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation also incorporates without reconsideration the guidance in FASB Interpretation No. 34, which is being superseded. The adoption of FIN 45 has no material effect on the Company's financial statements.

In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the timing of revenue recognition for arrangements in which goods or services or both are delivered separately in a bundled sales arrangement. The EITF requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. EITF 00-21 will not have an impact upon initial adoption and is not expected to have a material impact on the Company's results of operations, financial position and cash flows.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects of reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. The amendments to SFAS No. 123, which provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation is effective for financial statements for fiscal years ending after December 15, 2002. The amendment to SFAS No. 123 relating to disclosures and the amendment to Opinion 28 is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. Management does not intend to adopt the fair value accounting provisions of SFAS No. 123 and currently believes that the adoption of SFAS No. 148 will not have a material impact on the Company's financial statements.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This standard amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective prospectively for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. SFAS No. 149 will not have an impact upon initial adoption and is not expected to have a material effect on the Company's results of operations, financial position and cash flows.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The requirements of SFAS No. 150 become effective for the Company for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has evaluated the impact of SFAS No. 150 to determine the effect it may have on its results of operations, financial position or cash flows and has concluded that the adoption of this statement is not expected to have a material effect on the Company's financial position or results of operations.

                                  OUR PROPERTY

Our corporate and operational offices are located at 17922 North Hatch Road, Colbert, Washington 99005-9377, in an area comprised of approximately 100 square feet. The space is provided at no cost to us and any resulting rent expense if the space were rented to us would be immaterial. The real property is owned by Arthur P. Dammarell, Jr., our treasurer and a director. We consider the facilities adequate for current purposes. At the present time, these offices are provided to us by our treasurer without charge. We also own oil and gas interests in the State of Texas. You should review the prior section entitled "Our Business" for an explanation of those interests,

               DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS

OFFICERS AND DIRECTORS

Each of our directors is elected by stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

------------------------------------------------ ------------ ---------------------------------- -------------------------
Full Name and Resident  Address                  Age          Positions                          Date Appointed
                                                                                                 Director
------------------------------------------------ ------------ ---------------------------------- -------------------------
Paul E.Fredericks                                49           President, Principal Executive     February 25, 2000
                                                              Officer, Director
------------------------------------------------ ------------ ---------------------------------- -------------------------
Bruce E. Cox                                     55           Secretary, Director                February 25, 2000
------------------------------------------------ ------------ ---------------------------------- -------------------------
Arthur P. Dammarell, Jr.                         60           Treasurer, Principal Financial     February 25, 2000
                                                              Officer, Director
------------------------------------------------ ------------ ---------------------------------- -------------------------

The persons named above have held their offices/positions since the date of appointment and are expected to hold their offices/positions until the next annual general meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

PAUL FREDERICKS HAS BEEN OUR PRESIDENT AND PRINCIPAL EXECUTIVE OFFICER SINCE SEPTEMBER, 2002, AND A MEMBER OF OUR BOARD OF DIRECTORS SINCE FEBRUARY 25, 2000. MR. FREDERICKS HAS DEVOTED APPROXIMATELY 5% OF HIS PROFESSIONAL TIME TO OUR BUSINESS AND INTENDS TO CONTINUE TO DEVOTE THIS AMOUNT OF TIME IN THE FUTURE:

Mr. Fredericks is currently the President, Director and Principal Executive Officer of the Company. He has been President since September, 2002, and was Vice-President prior to that date. Mr. Fredericks is a member of the Company's Audit Committee. From January 1985 to the present, he has owned and operated his own business, Mineral Logic. His Company is involved in compiling data on mines and prospects in Montana and Idaho and doing data compilation and GIS development for mineral exploration and mining companies throughout the western hemisphere. From March 1988 to January 1991, he was Senior Geologist and a computer specialist for Western Gold Exploration and Mining Company, located in Missoula, Montana. Mr. Fredericks attended Humboldt State University where he received a Bachelor Of Science Degree in geology in 1977. He also attended the University of Texas, at Austin where he received a Master's degree in geology in 1980. Mr. Fredericks resides in Missoula, Montana, and presently spends approximately 5 percent of his time on the operations of Nova Oil, Inc.

BRUCE E. COX HAS BEEN OUR SECRETARY AND A MEMBER OF OUR BOARD OF DIRECTORS SINCE FEBRUARY 25, 2000. MR. COX HAS DEVOTED APPROXIMATELY 5% OF HIS PROFESSIONAL TIME TO OUR BUSINESS AND INTENDS TO CONTINUE TO DEVOTE THIS AMOUNT OF TIME IN THE FUTURE.

Mr. Cox is the Secretary and a Director of the Company. Mr. Cox is a member of the Audit Committee. From 1973 to the present, he has been a professional geologist and consultant. Mr. Cox is currently employed by Stillwater Mining Company. He also continues to serve as a consultant on mining projects and is involved in two industrial mineral ventures. Mr. Cox attended Western Carolina University where he received a Bachelor of Science Degree in geology in 1971. He also attended the University of Montana, where he received a Master's degree in geology in 1973. Mr. Cox resides in Missoula, Montana, and presently spends approximately 5 percent of his time on the operations of Nova Oil, Inc.

ARTHUR P. DAMMARELL, JR. HAS BEEN OUR TREASURER, PRINCIPAL FINANCIAL OFFICER, AND A MEMBER OF OUR BOARD OF DIRECTORS SINCE FEBRUARY 25, 2000. MR. DAMMARELL HAS DEVOTED APPROXIMATELY 5% OF HIS PROFESSIONAL TIME TO OUR BUSINESS AND INTENDS TO CONTINUE TO DEVOTE THIS AMOUNT OF TIME IN THE FUTURE.

Mr. Dammarell is Treasurer, Director and Principal Financial Officer of the Company. He became self-employed as a business development consultant in April 1999, and currently serves in such capacity. From 1980 to 1999 he held various positions in Virginia City Gold Mines, Inc., including director, president and CEO. From 1993 to 1996, Mr. Dammarell was operations manager and co-owner of Direct Realty Service in Spokane, Washington. He has twenty-six years of management experience in the public and private sector. Mr. Dammarell attended Eastern Washington University, where he received his bachelor-of-arts degree in 1977. Mr. Dammarell resides in Colbert, Washington, and presently spends approximately 5 percent of his time on the operations of Nova Oil, Inc.

CONFLICTS OF INTEREST

There are no conflicts of interest.

                             EXECUTIVE COMPENSATION

Our directors have not been compensated for their services and there are no plans to compensate them in the near future until such time as we generate sufficient revenue to do so. Our President has not been compensated for his services to date. We do not have any plans to compensate any officer until such time as we have sufficient financial resources to do so.

COMPENSATION OF DIRECTORS

During the fiscal years ended December 31, 2003 and 2002, we did not pay our directors for any meetings.

EXECUTIVE COMPENSATION

No compensation has been paid or accrued by us for the three years ended December 31, 2003 for any of our executive officers.

OPTION GRANTS IN LAST FISCAL YEAR


The information specified concerning the stock options of the named executive officers during the fiscal year ended December 31, 2003 is provided in the following Option/SAR Grants in the Last Fiscal Year Table:

===============================================================================================================================
                                            OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                    Individual Grants (5)

             (a)                         (b)                      (c)                      (d)                    (e)

                                       Number of               % of Total
                                       Securities             Options/SARs
                                       Underlying              Granted to            Exercise or base
            Name                      Options/SARs         Employees in Fiscal        price ($/Share)       Expiration Date
============================== ======================== ======================== ======================== =====================


                                       18

============================== ======================== ======================== ======================== =====================
                                       Granted #                  Year
============================== ======================== ======================== ======================== =====================
     Paul E. Fredericks                  -0-                      -0-

  Arthur P. Dammarell, Jr.               -0-                      -0-

        Bruce E. Cox                     -0-                      -0-
============================== ======================== ======================== ======================== =====================

(5) This table does not include Stock Options granted previously.

The information specified concerning the stock options of the named executive officers during the fiscal year ended December 31, 2003 is provided in the following Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values Table:

=================================================================================================================================
                                      AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                             AND FISCAL YEAR END OPTION/SAR VALUES

             (a)                         (b)                      (c)                     (d)                     (e)

                                                                                  Number of Securities          Value of
                                                                                       Underlying              Unexercised
                                                                                       Unexercised            In-the-money
                                                                                     Options/SARs at          Options/SARs
                                                                                       FY-End (#)             At FY-End ($)
                                  Number of Shares                                    Exercisable/            Exercisable/
            Name                Acquired on Exercise      Value Realized ($)         Unexercisable           Unexercisable
============================= ========================= ======================= ========================== ======================
     Paul E. Fredericks               160,000                    -0-

  Arthur P. Dammarell, Jr.            160,000                    -0-

        Bruce E. Cox                                                                     160,000                    -0-
============================= ========================= ======================= ========================== ======================

We do not currently have a Long-Term Incentive Plan ("LTIP").


Compensation to our directors is limited to reimbursement of out-of-pocket expenses that are incurred in connection with the directors duties associated with our business, other than a Stock Incentive Plan. There is currently no other compensation arrangements for our directors.

We currently do not hold any Employment Contracts or Change of Control Arrangements with any parties.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

There are no employment agreements with any officers or directors.

STOCK OPTION PLANS

We recently adopted a stock incentive plan. We have not granted any options or stock appreciation rights. We do not have a long-term incentive plan nor do we have a defined benefit, pension plan, profit sharing or other retirement plan.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and originators, individually and as a group. Unless otherwise stated, the stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to their shares:

The persons named below may be deemed to be a parents and promoters of our company within the meaning of such terms under the Securities Act, as amended, by virtue of his/its direct and indirect stock holdings.

------------------------- --------------------------------------------- --------------------------------- ------------------------
Title of Class            Name and Address of Beneficial Owner [4]      Amount and Nature of Beneficial   Percent of Class[7]
                                                                        Ownership [2]
------------------------- --------------------------------------------- --------------------------------- ------------------------
Common Stock              Carol A.  Dunne                                           660,000                           11.51%
------------------------- --------------------------------------------- --------------------------------- ------------------------
Common Stock              Charles A. Cleveland [6]                                  500,000                            8.72%
------------------------- --------------------------------------------- --------------------------------- ------------------------
Common Stock              Arthur P. Dammarell, Jr. [1]                              700,000                           12.21%
------------------------- --------------------------------------------- --------------------------------- ------------------------
Common Stock              Bruce E. Cox [1] [5]                                      500,000                            8.72%
------------------------- --------------------------------------------- --------------------------------- ------------------------
Common Stock              Paul E. Fredericks [1]                                    700.000                           12.21%
------------------------- --------------------------------------------- --------------------------------- ------------------------
Common Stock              Daniel W. Schneider [3] and Deborah H.                    700,000                           12.21%
                          Schneider 2000 Revocable Trust
------------------------- --------------------------------------------- --------------------------------- ------------------------

[1] A Director and Executive Officer.
[2] All of these shares are restricted pursuant to Rule 144.

[3] Former Director and Executive Officer up until his death in September 2002. [4] For purposes of the table, a person is considered to "beneficially own" any shares with respect to which he/she directly or indirectly has or shares voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days. Unless otherwise indicated and subject to applicable community property law, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.
[5] Total unexercised options held by Mr. Cox is 160,000 . Such options contain anti-dilution provisions.
[6] Charles Cleveland is a 8.72% shareholder. He was also granted options to acquire 160,000 shares of Common Stock. Such options contain anti-dilution provisions. On a fully diluted basis, as of May 31, 2004, Mr. Cleveland would be deemed a holder of 12.21% of the outstanding stock.
[7] Based on 5,735,000 shares of Common Stock outstanding at May 31, 2004.

FUTURE SALES BY EXISTING STOCKHOLDERS

Our six largest shareholders own, collectively, 4,080,000 shares of our common stock. These shares are "restricted securities" as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. We will not register any of these shares pursuant to this prospectus.

In April, 2000 we issued 3,000,000 common shares to directors, officers and other incorporators at a price of $0.0025 per share for gross proceeds of $7,500. During October 2000, we completed a private placement of 1,400,000 shares of Common Stock at a price of $0.05 per share for gross proceeds of $70,000. We are not registering any of these shares pursuant to this prospectus. The 1,400,000 shares may be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition under the Rule 144.

Shares purchased in this offering, which will be immediately resalable, and sales of all other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.




                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital includes 100,000,000 shares of common stock with $0.001 par value and 5,000,000 shares of preferred stock with $0.0001 par value. As of the close of the latest fiscal year, December 31, 2003, there were 5,460,000 shares of common stock outstanding. The 5,460,000 shares of common stock outstanding does not include options granted to officers, directors and originators during the fourth quarter of 2002 and not yet exercised. The unexercised granted options total 320,000 shares and became fully vested on January 25, 2003. There are -0- shares of preferred stock outstanding.

The holders of our common stock:

     o have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;

     o are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding-up of our affairs;

     o do not have preemptive or preferential rights to subscribe for or purchase their proportionate part of any shares which may be issued by us at any time; and

     o are entitled to one non-cumulative vote per share on all matters on which stockholders may vote;

All shares of common stock now outstanding are fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Following this Offering we intend to seek market makers to have our common stock quoted on the NASDAQ OTC Bulletin Board ("OTCBB"). The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market makers will not be permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. If our common stock were not quoted on the OTCBB, trading in our common stock would be conducted, if at all, in the over-the-counter market. This would make it more difficult for stockholders to dispose of their common stock and more difficult to obtain accurate quotations on our common stock. This could have an adverse effect on the price of the common stock. Please refer to "Risk Factors - You may not be able to sell the stock you purchase in this offering on terms you consider reasonable."

The lack of liquidity in our common stock is likely to make the trading price our common stock volatile and subject to wide fluctuations, assuming that any trades do occur in the secondary market. Additionally, our stock price may become subject to wide fluctuations in response to the following: quarterly variations in operating results, announcements of technological innovations or new products and services by us or our competitors, stock price performance of other companies that investors may deem comparable to ours, and other events or factors. In addition, the stock market in general, and the market prices for thinly traded companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the trading price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market price of a security, securities class action litigation has often been instituted against such company. Such litigation, if instituted, whether or not successful, could result in substantial costs and a diversion of managements attention and resources, which would have a material adverse effect on our business, results of operations and financial condition. It is possible that wide fluctuations in the trading price of our common stock could result in class action litigation against us, which even if such actions were successfully defended, would result in large expenses that would have a material, adverse effect on financial condition.

"PENNY STOCK" REQUIREMENTS

Our common stock is not listed or quoted on any national securities exchange or trading medium. The SEC has adopted a rule that defines a "penny stock", for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

To approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience and objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form:

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling shares purchased under this prospectus and may cause the price of our shares to decline.

WARRANTS

On February 27, 2004 we issued 69,500 warrants to Public Securities, Inc. Public Securities acted as placement agent in connection with the thirty securities purchase agreements. Public Securities, Inc. introduced us to the selling security holders and assisted us with structuring the securities purchase agreements. As consideration for Public Securities` services as placement agent in connection with these securities purchase agreements, we paid $8,623, or 12.41% of the gross proceeds, to Public Securities, and issued them Warrants to purchase up to 69,500 shares of our common stock, exercisable at a price of $0.14 per share. The warrants are exercisable until February 27, 2009. The underlying stock is being registered by this Prospectus.

No other warrants to purchase our common stock have been issued.

PREFERRED STOCK

The board of directors has the authority, without action by the stockholders, to designate and issue preferred stock and to designate the rights, preferences and privileges of each series of preferred stock, which may be greater than the rights attached to the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until the board of directors determines the specific rights attached to that preferred stock. The effects of issuing preferred stock could include one or more of the following:

     o   Restricting dividends on the common stock,

     o   Diluting the voting power of the common stock,

     o   Impairing the liquidation rights of the common stock, or

     o   Delaying or preventing a change of control of our company.

There are currently no shares of preferred stock outstanding.

OPTIONS

During 2003, options to acquire 960,000 shares were outstanding. Each option entitled the holder thereof to purchase one share of our common stock at a price of $0.05 per share. These options are exercisable until November 25, 2005. These options were issued by us in connection with a private placement of common shares issued to the original incorporators. The options granted were non-dilutive. As of September 1, 2003, 640,000 shares had been issued pursuant to the exercise of the options. Options for 320,000 shares remain unexercised at December 31,2003.

On May 20, 2003, we adopted a Stock Incentive Plan, which must be approved by our shareholders. The number of shares proposed to be allocated would be 600,000. The Plan would be administered by the Company's Compensation Committee.

No other options to purchase our common stock have been issued.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

A simple majority vote is required for shareholders to take action.

DIVIDENDS

As of the date of this Offering Memorandum, we have not paid any dividends to stockholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend on our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

STOCK TRANSFER AGENT

Our stock transfer agent for our securities is: Columbia Stock Transfer Company, P.O. Box 2196, Coeur d' Alene, Idaho, 83814. Telephone: (208) 664-3544 / Fax:
(208) 664-3543.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no public trading market for our common stock. As of May 31, 2004 we had 5,735,000 shares of our common stock outstanding.

Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock.

As of May 31, 2004, the number of shares of Common Stock that can be sold by officers, directors, principal shareholders, and others pursuant to Rule 144 is 5,040,000.

As of May 31, 2004, there were 47 shareholders of record of our common stock.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of May 31, 2004, there were no loans between any shareholder, officer, or director.

During 2003, options to acquire 480,000 shares were held by our officers and directors. Each option entitled the them to buy one share of our common stock at a price of $0.05 per share. The options are exercisable until November 25, 2005. The options granted were non-dilutive. During 2003, Paul Fredericks and Arthur Dammarell, Jr. had acquired 320,000 shares on the exercise of the options. As of the date of this Prospectus, Bruce Cox had not exercised his options for 160,000 shares.


                                   LITIGATION

To the best of our knowledge, we are not a party to any pending litigation and none is contemplated or threatened.

                                 INDEMNIFICATION

Our Articles of Incorporation, as amended, limit, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

Nevada law provides that Nevada corporations may include within their articles of incorporation provisions eliminating or limiting the personal liability of their directors and officers in shareholder actions brought to obtain damages for alleged breaches of fiduciary duties, as long as the alleged acts or omissions did not involve intentional misconduct, fraud, a knowing violation of law or payment of dividends in violation of the Nevada statutes. Nevada law also allows Nevada corporations to include in their articles of incorporation or bylaws provisions to the effect that expenses of officers and directors incurred in defending a civil or criminal action must be paid by the corporation as they are incurred, subject to an undertaking on behalf of the officer or director that he or she will repay such expenses if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation because such officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

Nevada law provides that Nevada corporations may eliminate or limit the personal liability of its directors and officers. This means that the articles of incorporation could state a dollar maximum for which directors would be liable, either individually or collectively, rather than eliminating total liability to the full extent permitted by the law.

Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300. In addition, Nevada Revised Statutes, 78.751 and Article XI of our Bylaws, under certain circumstances, provided for the indemnification of the officers and directors of the Company against liabilities which they may incur in such capacities.

The Bylaws also provide that we can purchase and maintain insurance or other financial arrangements on behalf of any person who otherwise qualifies as an Indemnitee under the foregoing provisions. Other financial arrangements to assist the Indemnitee are also permitted, such as the creation of a trust fund, the establishment of a program of self-insurance, the securing of our obligation of indemnification by granting a security interest or other lien on any of our assets (including cash) and the establishment of a letter of credit, guaranty or surety.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                  LEGAL MATTERS

Our attorney, Charles A. Cleveland, P.S., Spokane, Washington will pass upon the validity of the issuance of the shares of common stock offered hereby and certain other legal matters. Charles A. Cleveland, the sole shareholder of the law firm, beneficially owns options to acquire 160,000 shares of common stock.

                                     EXPERTS

Our financial statements for the year ended December 31, 2003, included in this prospectus, have been audited by DeCoria, Maichel & Teague P.S., of Spokane, Washington as set forth in their report included in this prospectus and have been included in reliance upon such representation of and upon the authority of such firm as experts in accounting and auditing.

                            GLOSSARY OF CERTAIN TERMS

You may find the following definitions helpful in your reading of this prospectus.

Anticline is a geologic structure in which the sedimentary strata are folded to form an arch or dome.

Basin is a segment of the crust of the Earth which has been downwarped and in which thick layers of sediments have accumulated over a long period of time.

Condensate refers to hydrocarbons associated with natural gas which are liquid under surface conditions but gaseous in a reservoir before extraction.

Depletion is the reduction in petroleum reserves due to production.

Development Phase refers to the phase in which a proven oil or gas field is brought into production by drilling and completing production wells.

Dry Hole is a well drilled without finding commercial quantities of oil or gas.

Exploration Well is a well drilled without knowledge of the contents of the underlying rock.

Farm-In or Farm-Out refers to a common form of agreement between petroleum companies where the holder of the petroleum interest agrees to assign all or part of an interest in the ownership to another party that is willing to fund agreed exploration activities.

Formation is a reference to a group of rocks of the same age extending over a substantial area of a basin.

Horizontal Wellbores refers to exploration and/or development drill holes that are drilled at a low angle (relative to the horizon); commonly started from the bottom of an existing vertical hole and diverted to a low angle using in-hole wedges and specialized drill bits.

Hydrocarbons is the general term for oil, gas, condensate and other petroleum products.

Lead is an inferred geological feature or structural pattern which on further investigation may be upgraded to a prospect.

Participating Interest or Working Interest is an equity interest (compared with a royalty interest) in an oil and gas property whereby the participating interest holder pays its proportionate percentage share of development and operating costs and receives the equivalent share of the proceeds of hydrocarbon sales after deduction of royalties due on the gross income.

Pay Zone is the stratum of sedimentary rock in which oil or gas is found.

Prospect is a potential hydrocarbon trap which has been confirmed by geological and geophysical studies to the degree that drilling of an exploration well is warranted.

Reservoir is a porous and permeable sedimentary rock formation containing adequate pore space in the rock to provide storage space for oil, gas or water.

Seal is an impervious sedimentary rock formation overlying a reservoir that prevents the further migration of hydrocarbons.

Seismic refers to a geophysical technique using low frequency sound waves to determine the subsurface structure of sedimentary rocks.

Shut-in is a term applied to wells at which production is intentionally stopped for maintenance, repairs or to await improvement in market price.

Trap is a geological structure in which hydrocarbons build up to form an oil or gas field.


                             INCOME TAX CONSEQUENCES

Purchasers of shares of Common Stock of the Company will receive no tax benefits from their ownership other than those normally incurred pursuant to long-term/short-term capital gains and losses upon the sale of shares.

WE ENCOURAGE AND RECOMMEND THAT EACH NON-U.S. HOLDER CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF SHARES OF OUR COMMON STOCK.

                              FINANCIAL STATEMENTS

Our fiscal year end is December 31. We provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by our management and reported on by an Independent Certified Public Accountant.

Our audited financial statements to December 31, 2003 immediately follow:

The financial statements and notes thereto as required under Item 310 of Regulation SB are as follows: Audited financial statements for the years ended December 31, 2003 and 2002.

Audited financial statements for the years ended December 31, 2003 and 2002
-----------------------------------------------------------------------------
                                                                            Page
Auditor's Report, dated January 30, 2004....................................26
Balance Sheets as of December 31, 2003 and 2002.............................27

Statements  of  Operations  for the  years  ended  December  31,  2003 and 2002................................................................... 28

Statement of Changes in Stockholders' Equity for the years ended December
31, 2003 and 2002...........................................................29

Statements of Cash Flows for the years ended December 31, 2003 and
2002........................................................................30

Notes to Financial Statements............................................31-38

Supplemental Information (Unaudited).....................................39-40

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
NOVA OIL, INC.


We have audited the accompanying balance sheets of NOVA OIL, INC. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NOVA OIL, INC. as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DeCoria, Maichel & Teague P.S.

/s/ DECORIA, MAICHEL & TEAGUE P.S.
Spokane, Washington
January 30, 2004

NOVA OIL, INC.
BALANCE SHEETS
December 31, 2003 and 2002



                                                    ASSETS

                                                                        2003                   2002


Current assets:
     Cash                                                        $        56,557        $      11,479
     Accounts receivable                                                   1,496                2,985
     Inventory                                                             2,716                  978
                                                                 ---------------        -------------
        Total current assets                                              60,769               15,442
                                                                 ---------------        -------------

Fixed assets:
     Oil properties (successful efforts method), net                      23,358               25,235
                                                                 ---------------        -------------


        Total assets                                             $        84,127        $      40,677
                                                                 ===============        =============


                                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                            $         6,102        $         698
                                                                 ---------------        -------------
        Total current liabilities                                          6,102                  698
                                                                 ---------------        -------------

Commitments and contingencies (Note 4)

Stockholders' equity:
        Preferred stock, $0.0001 par value;
          5,000,000 shares authorized; no
            shares issued and outstanding
        Common stock, $0.001 par value; 100,000,000
            shares authorized; 5,460,000 and 4,400,000
            shares issued and outstanding, respectively                    5,460                4,400
        Additional paid-in capital                                       127,549               73,100
        Accumulated deficit                                              (54,984)             (37,521)
                                                                 ---------------        -------------
        Total stockholders' equity                                        78,025               39,979
                                                                 ---------------        -------------

        Total liabilities and stockholders' equity               $        84,127        $      40,677
                                                                 ===============        =============

   The accompanying notes are an integral part of these financial statements.

NOVA OIL, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2003 and 2002


                                                                         2003                  2002


Sales of oil                                                     $        13,273        $      12,318

Operating expenses:

     Production expenses                                                  14,098               10,702
     General and administrative expenses                                  14,897               20,674
     Amortization expense                                                  1,877                1,835
                                                                 ---------------        -------------
                                                                          30,872               33,211
                                                                 ---------------        -------------
Other (income):

     Interest income                                                        (136)                (225)
                                                                 ---------------        -------------

Net loss                                                         $        17,463        $      20,668
                                                                 ===============        =============

Net loss per share-basic                                         $           Nil        $         Nil
                                                                 ===============        =============

Weighted average common
shares outstanding-basic                                               4,780,904            4,400,000
                                                                 ===============        =============




















   The accompanying notes are an integral part of these financial statements.

NOVA OIL, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
For the years ended December 31, 2003 and 2002


                                                                                                 ADDITIONAL
                                                                  COMMON STOCK       PAID-IN     ACCUMULATED
                                                       SHARES        AMOUNT          CAPITAL       DEFICIT          TOTALS


Balance, December 31, 2001                           4,400,000  $         4,400  $      73,100  $     (16,853)  $     60,647

Net loss                                                                                              (20,668)       (20,668)
                                                  ------------- ---------------- -------------- --------------  -------------

Balance, December 31, 2002                           4,400,000            4,400         73,100        (37,521)        39,979

Issuance of common stock for options
exercised; $0.05 per share                             640,000              640         31,360                        32,000

Issuance of common stock in private
placement, net of offering costs; $0.10 per share      420,000              420         23,089                        23,509

Net loss                                                                                              (17,463)       (17,463)
                                                  ------------- ---------------- -------------- --------------  -------------

Balance, December 31, 2003                           5,460,000  $         5,460  $     127,549  $     (54,984)  $     78,025
                                                  ============= ================ ============== ==============  =============

























   The accompanying notes are an integral part of these financial statements.

NOVA OIL, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2003 and 2002


                                                                         2003                  2002


Cash flows from operating activities:
     Net loss                                                    $       (17,463)       $     (20,668)
     Adjustments to reconcile net loss to net cash
        used by operating activities:
            Amortization                                                   1,877                1,835
            Accrued repair expense                                                             (9,000)

     Change in:
        Accounts receivable                                                1,489               (1,560)
        Inventory                                                         (1,738)                (978)
        Accounts payable                                                   5,404                  (53)
                                                                 ----------------       --------------
            Net cash used by operating activities                        (10,431)             (30,424)
                                                                 ----------------       --------------

Cash flows from financing activities:
     Proceeds from private placement sale of common
        stock, net of offering costs                                      23,509
     Proceeds from exercise of common stock options                       32,000
                                                                 ----------------       --------------
            Net cash provided by financing activities                     55,509
                                                                 ----------------       --------------


Net change in cash                                                        45,078              (30,424)

Cash, beginning of year                                                   11,479               41,903
                                                                 ----------------       --------------

Cash, end of year                                                $        56,557        $      11,479
                                                                 ================       ==============














   The accompanying notes are an integral part of these financial statements.

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

1.       DESCRIPTION OF BUSINESS

         NOVA OIL, INC. (the "Company") is a Nevada Corporation that was formed on February 25, 2000. The Company was organized to acquire and develop working interests in oil and gas properties in the United States.

         The financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred operating losses since its inception. This condition raises substantial doubt as to the Company's ability to continue as a going concern.

         Management's plans for the continuation of the Company as a going concern include financing the Company's operations through sales of its unregistered common stock. There are no assurances, however, with respect to the future success of these plans. The financial statements do not contain any adjustments, which might be necessary, if the Company is unable to continue as a going concern.

         Unless otherwise indicated, amounts provided in these notes to the financial statements pertain to continuing operations.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Basis of presentation
         ---------------------

         Included in the Company's production expenses as presented are all direct expenses of oil production, including severance taxes and royalties, not included in production expenses are depreciation, depletion and amortization expenses and corporate administration expenses.

         Revenue recognition
         -------------------

         Revenues associated with sales of crude oil products are recorded when title passes to the customer. Accounts receivable are composed of amounts due from the operator of the Company's working interests in its oil wells and are due monthly without financing charges or credit terms.

         Cash and cash equivalents
         -------------------------

         For the purpose of the balance sheets and statements of cash flows, the Company considers all highly liquid investments purchased, with an original maturity of three months or less, to be a cash equivalent.

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         Use of estimates
         ----------------

         The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Income taxes
         ------------

         Income taxes are recognized in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," whereby deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized.

         Net loss per share
         ------------------

         Statement of Financial Accounting Standards No. 128, "Earnings per Share," requires dual presentation of basic earnings per share ("EPS") and diluted EPS on the face of all income statements, for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants, and other convertible securities. At December 31, 2003 and 2002, the Company had no outstanding stock options, warrants, and other convertible securities, accordingly, only basic EPS is presented.

         Oil and gas properties
         ----------------------

         The Company's oil and gas properties consist of working interests in producing oil wells having proved reserves. Unless otherwise indicated, quantitative information contained herein regarding the Company's oil and gas properties and the production therefrom relates to these working interests. All of the Company's oil and gas properties are in the United States.

         The Company follows the successful efforts method of accounting for its oil and gas operations. Under this method of accounting, all property acquisition costs and costs of exploratory and development wells are capitalized when incurred, pending determination of whether an individual well has found proved reserves. If it is determined that an exploratory well has not found proved reserves, the costs of drilling the well are expensed. The costs of development wells are capitalized whether productive or nonproductive. The Company amortizes capitalized costs on the units-of-production method based on production and total estimated proved reserves.

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         Oil and gas properties, continued:
         ----------------------------------

         In 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." The standard requires that long-lived assets and associated intangibles be written down to their fair values whenever an impairment review indicates that the carrying value cannot be recovered.

         An impairment loss is recorded if the net capitalized costs of proved oil and gas properties exceed the aggregate undiscounted future net revenues determined on a property-by-property basis. The impairment loss recognized equals the excess of net capitalized costs over the related fair value determined on a property-by-property basis.

         Fair values of financial instruments
         ------------------------------------

         The carrying amounts of financial instruments including cash, accounts receivable and accounts payable, approximated their fair values as of December 31, 2003 and 2002.

         Segment information
         -------------------

         During the years ended December 31, 2003 and 2002, all of the Company's revenues came from sales of oil to one of two individual customers, the Company's only industry segment is oil and gas production.

         Inventories
         -----------

         Inventories of crude oil are recorded at cost of production on a first-in, first-out basis or market price, whichever is lower.

         Stock-Based compensation
         ------------------------

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), as amended by SFAS No. 148, requires companies to recognize stock-based compensation expense based on the estimated fair value of employee stock options. Alternatively, SFAS No. 123 allows companies to retain the current approach set forth in APB Opinion 25, "Accounting for Stock Issued to Employees," provided that expanded footnote disclosure is presented. The Company has not adopted the fair value method of accounting for stock-based compensation under SFAS No. 123, but provides the pro forma disclosure required when appropriate.

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         New accounting pronouncements
         -----------------------------

         In April 2002, the FASB issued SFAS No. 145, "Rescission of SFAS Statements No. 4, 44, and 64, Amendment of SFAS No. 13, and Technical Corrections." This statement culminates the current requirements that gains and losses on debt extinguishment must be classified as extraordinary items in the income statement. Instead, such gains and losses will be classified as extraordinary items only if they are deemed to be unusual and infrequent, in accordance with the current GAAP criteria for extraordinary classifications. In addition, SFAS No. 145 eliminates an inconsistency in lease accounting by requiring that modifications of capital leases that result in reclassification as operating leases be accounted for consistent with sales-leaseback accounting rules. The statement also contains other nonsubstantive corrections to authoritative accounting literature. The rescission of SFAS No. 4 is effective in fiscal years beginning after May 15, 2002. The amendment and technical corrections of SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No. 145 are effective for financial statements issued on or after May 15, 2002. SFAS No. 145 has no impact on the Company's financial statements.

         In June 2002,  the FASB  issued  SFAS No.  146,  "Accounting  for Costs
         Associated with Exit or Disposal Activities," which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally Emerging Issues Task Force Issue No. 94-3. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amount recognized. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. SFAS No. 146 has no impact on the Company's financial statements.

         In August 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions." SFAS No. 147 removes acquisitions of financial institutions from the scope of SFAS No. 72 and FASB Interpretation No. 9, and requires that those transactions be accounted for in accordance with SFAS No. 141 and SFAS No. 142. In addition, SFAS No. 147 amends SFAS No. 144, to include in its scope long-term customer-relationship intangible assets of financial institutions. The provisions of SFAS No. 147 are generally effective October 1, 2002. SFAS No. 147 has no impact on the Company's financial statements.

         In October 2002, the FASB issued SFAS No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9." SFAS No. 147 has no impact on the Company's financial statements.

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         New accounting pronouncements, continued:
         -----------------------------------------

         In November 2002, the FASB issued FASB Interpretation No. 45, "Guarantor's Accounting for Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, an interpretation of FASB Statements No. 5, 57 and 107 and rescission of FASB Interpretation No. 34, Disclosure of Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 clarifies the requirements for a guarantor's accounting for and disclosure of certain guarantees issued and outstanding. It also requires a guarantor to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. This interpretation also incorporates without reconsideration the guidance in FASB Interpretation No. 34, which is being superseded. The adoption of FIN 45 has no material effect on the Company's financial statements.

         In November 2002, the Emerging Issues Task Force ("EITF") reached a consensus on EITF 00-21, "Revenue Arrangements with Multiple Deliverables," related to the timing of revenue recognition for arrangements in which goods or services or both are delivered separately in a bundled sales arrangement. The EITF requires that when the deliverables included in this type of arrangement meet certain criteria they should be accounted for separately as separate units of accounting. This consensus is effective prospectively for arrangements entered into in fiscal periods beginning after June 15, 2003. EITF 00-21 will not have an impact upon initial adoption and is not expected to have a material impact on the Company's results of operations, financial position and cash flows.

         In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure, an amendment of FASB Statement No. 123." SFAS No. 148 provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of SFAS No. 123 to require prominent disclosure about the effects of reported net income of an entity's accounting policy decisions with respect to stock-based employee compensation. Finally, this Statement amends APB Opinion No. 28, Interim Financial Reporting, to require disclosure about those effects in interim financial information. The amendments to SFAS No. 123, which provides alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation is effective for financial statements for fiscal years ending after December 15, 2002. The amendment to SFAS No. 123 relating to disclosures and the amendment to Opinion 28 is effective for financial reports containing condensed financial statements for interim periods beginning after December 15, 2002. Management does not intend to adopt the fair value accounting provisions of SFAS No. 123 and currently believes that the adoption of SFAS No. 148 will not have a material impact on the Company's financial statements.

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:

         New accounting pronouncements, continued:
         -----------------------------------------

         In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This standard amends and clarifies the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement is effective prospectively for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. SFAS No. 149 will not have an impact upon initial adoption and is not expected to have a material effect on the Company's results of operations, financial position and cash flows.

         In May 2003,  the FASB  issued SFAS No.  150,  "Accounting  for Certain
         Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for the classification and measurement of certain financial instruments with characteristics of both liabilities and equity. The requirements of SFAS No. 150 become effective for the Company for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has evaluated the impact of SFAS No. 150 to determine the effect it may have on its results of operations, financial position or cash flows and has concluded that the adoption of this statement is not expected to have a material effect on the Company's financial position or results of operations.

3.       OIL AND GAS PROPERTIES

         The Company's oil and gas properties consist of working interests in two oil and gas wells (the "Smith Boswell #1" and the "Steinbach Unit #1"). The Smith Boswell #1 is a 43.73 acre unit and the Steinbach Unit #1 is a 40.32 acre unit, both located in the Ruth Mackey Survey, Abstract 47, Bastrop County, Texas. Each of the working interests grants the Company a 49.5% working interest, or a 38.61% net revenue interest after underlying royalty payments, in the oil and gas produced and marketed from each well.

         The following table presents the Company's capitalized costs and accumulated amortization at December 31, 2003 and 2002, relating to its oil and gas reserves:

                                                     2003              2002

           Proved reserves purchased         $        29,700    $       29,700
           Accumulated amortization                   (6,342)           (4,465)
                                             ----------------   ---------------
           Net proved reserves               $        23,358    $       25,235
                                             ================   ===============

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

4.       COMMITMENTS AND CONTINGENCIES

         In connection with the purchase of working interests in two oil and gas wells (See Note 3), the Company entered into an operating agreement with the seller of the interests and operator of the wells. The agreement, modeled after agreements standard and customary to the oil industry, commits the Company to pay its share of joint interest operating costs incurred in the operation, maintenance and potential future development of the wells. The joint interest payments are billed monthly by the operator and are due fifteen days after receipt. Oil prices are extremely volatile and instances may occur where the
         Company's revenues received from oil sales are less than its corresponding production expenses. In addition, oil well repair and maintenance activities may interrupt oil sales revenue and add to overall operation costs.

5.       INCOME TAXES

         The Company recorded no income tax provision for the years ended December 31, 2003 and 2002, as during those years only net losses were incurred. At December 31, 2003 and 2002, the Company had deferred tax assets of approximately $18,700 and $12,500, respectively. The deferred tax assets were calculated assuming a 34% marginal income tax benefit rate. The deferred tax assets resulted principally from net income tax operating loss carryforwards of approximately $55,000 and $37,000, at December 31, 2003 and 2002, respectively.

         The deferred tax assets for both years were fully reserved for, as the Company's management is uncertain whether it is "more likely than not" that the assets will be utilized at this stage of the Company's development.

6.       STOCKHOLDERS' EQUITY

         Common stock
         ------------

         The Company has one class of common stock available for issue. The common stock is non-assessable and has a par value of $0.001. At December 31, 2003 and 2002, 100,000,000 shares were authorized for issue and 5,460,000 and 4,400,000 shares, respectively, were issued and outstanding.

         Private placement
         -----------------

         During 2003, the Company offered restricted shares of its common stock for sale in a private placement to certain accredited investors. The offering, which was exempt from registration under the Securities Act of 1933 ("the Act") pursuant to Section 4(2) of the Act and Rule 506 of Regulation D, offered up to 2,000,000 shares of the Company's restricted common stock for sale at $0.10 per share. Net proceeds from the offering, after accrued underwriter commissions, legal expenses, and other offering costs, were $23,509, as of December 31, 2003. At December 31, 2003, the offering had not yet closed.

NOVA OIL, INC.
NOTES TO FINANCIAL STATEMENTS

6.       STOCKHOLDERS' EQUITY, CONTINUED:

         Exercise of options
         -------------------

         During 2003, the Company issued 640,000 shares of its common stock to two directors and two shareholders for $32,000 or $0.05 per share. The issuance resulted from the exercise of common stock options that were granted to the Company's directors and originators pursuant to a motion adopted November 18, 2002, by the Company's Board of Directors. The options, which became vested January 25, 2003, were issued to provide continued financing to the Company and were exercisable at $0.05 per share and expire on November 25, 2005. No compensation expense was recognized in connection with the options as they were not granted pursuant to any compensatory plan and management has determined their fair value to be immaterial at the date of the grant. At December 31, 2003, 320,000 options were outstanding.

         Warrants
         --------

         At December 31, 2003, the Company was obligated to issue a placement agent 42,000 stock purchase warrants exercisable at $0.14 per share in connection with an offering of shares of the Company's restricted common stock (see Private placement). As additional shares may be sold prior to the offering's closing, the Company will issue additional warrants to the agent at a ratio of one warrant for every ten shares of common stock sold. The warrants expire one year subsequent to the closing date of the offering. No measurable cost has been associated with the warrants, as management has determined that their fair value is nil.

         Stock incentive plan
         --------------------

         On May 20, 2003, the Board of Directors adopted a Stock Incentive Plan (the "Plan") for employees, officers, directors, orginators, and advisors. The number of shares proposed to be allocated would be 600,000. The Plan would be administered by the Company's Compensation Committee. The Plan is pending ratification by shareholder approval as of December 31, 2003.

         Preferred stock
         ---------------

         In addition to Common Stock, the Company is authorized to issue 5,000,000 shares of Preferred Stock with a par value of $0.0001 per share, none of which has been issued at December 31, 2003 and 2002.

7.       RELATED PARTY TRANSACTIONS

         The Company is provided certain administrative services and office spaces by a director for no charge to the Company. The value of these services and office space is immaterial individually and in the aggregate to the Company's financial statements.

NOVA OIL, INC.
SUPPLEMENTAL INFORMATION
For the years ended December 31, 2003 and 2002 (Unaudited)

The following notes include unaudited supplemental financial information as currently required by the Securities and Exchange Commission ("SEC") and the Financial Accounting Standards Board.

8.       ESTIMATED QUANTITIES OF OIL AND GAS RESERVES

         Proved reserves are the estimated quantities of crude oil, which upon analysis of geological and engineering data appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are proved reserves which can be expected to be recovered through existing wells with existing equipment and under existing operating conditions.

         The estimation of reserves requires substantial judgment on the part of petroleum engineers and may result in imprecise determinations, particularly with respect to new discoveries. Accordingly, it is expected that the estimates of reserves will change as future production and development information becomes available and that revisions in these estimates could be significant.

         The Company's proved reserves are contained on approximately 84 acres located in Bastrop County, Texas, of which approximately 42 acres represent the Company's net working interests.

         The following table is a reconciliation of the Company's estimated net quantities of proved oil reserves, based upon net oil production to be generated from the Company's working interests and as estimated by petroleum consultants.

                                                                  BARRELS OF OIL

             Proved reserves, December 31, 2001                        8,413
                                                                      -------
                Oil production for the year ended December 31, 2002     (570)
             Proved reserves, December 31, 2002                        7,843
                                                                      -------
                Oil production for the year ended December 31, 2003     (583)
             Proved reserves, December 31, 2003                        7,260
                                                                      =======

The Company's current oil and gas properties have no remaining natural gas reserves.

9.       STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

         Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities," prescribes guidelines for computing a standardized measure of future net cash flow and changes therein relating to estimated proved reserves. The Company has followed these guidelines, which are briefly discussed in the following paragraphs.

         Future cash inflows and future production and development costs are determined by applying year-end oil prices and costs to the estimated quantities of oil to be produced. Estimated future income taxes are computed using current statutory income tax rates including consideration for estimated future depletion. The resulting future net cash flows are reduced to present value amounts by applying a 10% annual discount factor.

NOVA OIL, INC.
SUPPLEMENTAL INFORMATION
For the years ended December 31, 2003 and 2002 (Unaudited)

9.       STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS, CONTINUED:

         The assumptions used to compute the standardized measure are those prescribed by the Financial Accounting Standards Board and, as such, do not necessarily reflect the Company's expectations of actual revenues to be derived from those reserves nor their present worth. The limitations inherent in the reserve quantity estimation process, as discussed previously, are equally applicable to the standardized measure computations since these estimates are the basis for the valuation process.

         The following summary sets forth the Company's future net cash flows relating to proved oil and gas reserves based on the standardized measure prescribed in Statement of Financial Accounting Standards No. 69, at December 31, 2003 and 2002:

                                                                           2003                   2002


                      Future cash inflows                          $       224,825         $      189,650
                      Future production costs                             (201,552)              (133,056)
                      Future income tax (provision) benefit                  2,185                 (9,144)
                                                                   ---------------         --------------
                      Future net cash flows                                 25,458                 47,450
                      Effect of 10% discount factor                         (1,671)               (15,658)
                                                                   ---------------         --------------
                      Standardized measure of discounted
                          future net cash flows                    $        23,787         $       31,792
                                                                   ===============         ==============

         Year-end oil prices used in calculating the standardized measure of discounted future net cash flows at December 31, 2003 and 2002 were $28.23 and $24.18 per barrel, respectively.

         The principal sources of changes in the standardized measure of discounted future net cash flows are as follows for the years ended December 31, 2003 and 2002:

                                                                           2003                   2002

              Standardized measure beginning of year               $        31,792         $            0
              Effect of change in oil prices                                12,959                 44,261
              Sales of oil produced, net of production costs
                  and other                                                (20,964)               (12,469)
                                                                   ---------------         --------------
              Standardized measure end of year                     $        23,787         $       31,792
                                                                   ===============         ==============



          (The balance of this page has been intentionally left blank.)

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes 78.037 provides that Articles of Incorporation can contain provisions which eliminate or limit the personal liability of our officers or directors and even stockholders for damages for breach of fiduciary duty, but a corporation cannot eliminate or limit a director's or officer's liability for acts or failure to act which are based on intentional misconduct, fraud, or a willful violation of law. Our Charter provides that a director or officer is not be personally liable to us or our shareholders for damages for any breach of fiduciary duty as a director or officer, except for liability for
(i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distribution in violation of Nevada Revised Statures, 78.300

Additionally, our By-laws provide that we will indemnify our officers and directors to the fullest extent permitted by the Nevada Revised Statutes, provided the officer or director acts in good faith and in a manner which he or she reasonably believes to be in or not opposed to the company's best interests, and with respect to any criminal matter, had no reasonable cause to believe that his or her conduct was unlawful. Our By-laws also provide that, to the fullest extent permitted by Section 78.751 of the Nevada Revised Statutes, we will pay the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the matter, upon receipt of an undertaking acceptable to the Board of Directors for the repayment of such advances if it is ultimately determined by a court of competent jurisdiction that the officer or director is not entitled to be indemnified.

Subsection (1) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Subsection (2) of Section 78.7502 of the Nevada Revised Statutes empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth in subsection (1) enumerated above, against expenses (including amounts paid in settlement and attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought determines that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Subsection (3) of Section 78.7502 of the Nevada Revised Statutes provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (1) and (2) or in the defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

ARTICLES AND BYLAWS. The Company's Articles of Incorporation (Article 12) and the Company's Bylaws (Article 11) provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the Registrant, are as follows:

SEC Registration Fee                                         $   15.85

Printing Expense                                             $     500

Accounting Fees and Expenses                                 $   5,000

Legal Fees and Expenses                                      $  12,500

Blue Sky Fees/Expenses                                       $   1,000

Transfer Agent Fees                                          $     450

Miscellaneous Expenses                                       $   1,000

TOTAL:                                                       $  20,465.85
                                                             ------------



ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Since inception on February 25, 2000, the Company has sold the following securities which were not registered under the Securities Act.

In April, 2000, the Company issued 3,000,000 shares of Common Stock to the incorporators of the Company for an aggregate purchase price of $7,500. The shares of common stock were pursuant to an exemption to registration provided under Section 4(2), of the Securities Act of 1933.

Pursuant to an offering in June through October, 2000, the Company sold 1,400,000 shares of common stock for an aggregate purchase price of $70,000. The shares of common stock in the foregoing offering, were offered pursuant to an exemption to registration provided under Section 3(b), Regulation D, Rule 506 of the Securities Act of 1933, as amended and under the exemption to registration under Washington Administrative Code Section 460-44A-300, and ss.21.20.320(17) of the Revised Code of Washington. There was no placement agent.

In 2002, the Board of Directors granted stock Option Certificates totaling 960,000 options to the six originators of Nova Oil, Inc., with an exercise price of $0.05 per share, exercisable beginning May 25, 2003. Two directors and two shareholders exercised options for 640,000 shares of common stock in the second and third quarters of 2003, for a total proceeds of $32,000.

As of February 27, 2004, we accepted subscriptions from thirty investors in the amount of 695,000 shares at a price of $0.10 per share for gross consideration of $69,500. These shares were issued in reliance upon the exemption for registration provided by Rule 506 of Regulation D and a Form D was filed in connection with the issuance of these shares.


ITEM 27. EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed, unless otherwise noted.


Exhibit No.       Document Description
--------------------------------------------------------------------------------

3.1               Articles of Incorporation *

3.2               Bylaws*

4.1               Specimen Stock Certificate*

4.2               Warrant Certificate**

5.1 Opinion of Counsel (NOTE: shall be filed by amendment, including Exhibit 23.1, which shall be incorporated herein)

10                Agreement between Nova Oil, Inc. and Public Securities, Inc.

10.1              Participation Agreement, dated December 7, 2000*

10.2              Operating Agreement, dated December 1, 2000*

10.3              Assignment of Working Interest, dated December 18, 2000*

10.4              Assignment of Working Interest, dated December 18, 2000*

10.5              Production Reserve Summary*

10.6              Form of Subscription Agreement

21.1              Form of Subscription Agreement

23

23.1              Consent of Charles Cleveland, Esq. (included in 5.1)

23.2              Consent of DeCoria, Maichel & Teague, P.S.

24 Powers of Attorney (contained on signature page of this Registration Statement)

99

99.1              Certificate of Authority(date 3/12/01)State of Texas*

99.2              Railroad Commission Of Texas (Form P-4)*

                   Form P-4 Notification (date: 01/11/99) Smith-Boswell #1*

                   Form P-4 Notification (date: 11/20/00) Steinbach Unit #1 *

--------------------------------------------------------------------------------
* Incorporated by reference to same exhibit filed with the Company's Form 10SB Registration Statement filed April 10, 2001, SEC file no. 000-32531.
** Previously filed as an exhibit.

ITEM 28. UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

         b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) (S 230.424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         c. To include any additional or changed material information with respect to the plan of distribution.

2. For determining liability under the Securities Act to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Spokane, State of Washington, on Auust 10, 2004.

NOVA OIL, INC.


By: /s/ PAUL E. FREDERICKS
  ---------------------------------------------------------------------
    Paul E. Fredericks
    President and Principal Executive Officer


KNOW ALL MEN BY THESE PRESENTS, that each of the persons whose signatures appears below constitutes and appoints Paul E. Fredericks, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, with full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

(Signature)*                /s/ PAUL E. FREDERICKS
                            Paul E. Fredericks
(Title)                     President, Principal Executive Officer, and Director
(Date)                      August 10, 2004

(Signature)*                /s/ ARTHUR P. DAMMARELL, JR.
                            Arthur P. Dammarell, Jr.
(Title)                     Treasurer, Principal Financial Officer, and Director
(Date)                      August 10, 2004

(Signature)*                /s/ BRUCE E. COX
                            Bruce E. Cox
(Title)                     Secretary and Director
(Date)                      August 10, 2004